Exhibit 4.88

GDS HOLDINGS LIMITED

and

The Bank of New York Mellon

as Trustee

INDENTURE

Dated as of May 30, 2025

US$550,000,000 2.25% Convertible Senior Notes due 2032

ARTICLE 12 IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS		51

Section 12.01	Indenture and Notes Solely Corporate Obligations	51

ARTICLE 13 [RESERVED]		51

ARTICLE 14 CONVERSION OF NOTES		51

Section 14.01	Conversion Privilege	51
Section 14.02	Conversion Procedure; Settlement Upon Conversion	54
Section 14.03	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change, Tax Redemption or Optional Redemption	61
Section 14.04	Adjustment of Conversion Rate	63
Section 14.05	Adjustments of Prices	72
Section 14.06	Ordinary Shares to Be Fully Paid	72
Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.	72
Section 14.08	Certain Covenants	74
Section 14.09	Responsibility of Trustee	74
Section 14.10	Notice to Holders Prior to Certain Actions	75
Section 14.11	Shareholder Rights Plans	75
Section 14.12	Termination of Depositary Receipt Program	75
Section 14.13	Exchange In Lieu Of Conversion	76

ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS		76

Section 15.01	Repurchase at Option of Holders	76
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change	78
Section 15.03	Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice	81
Section 15.04	Deposit of Repurchase Price or Fundamental Change Repurchase Price	81
Section 15.05	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	82

ARTICLE 16 REDEMPTION ONLY FOR TAXATION REASONS		82

Section 16.01	Redemption for Taxation Reasons	82
Section 16.02	Notice of Tax Redemption	83
Section 16.03	Payment of Notes Called for Tax Redemption	84
Section 16.04	Holders’ Right to Avoid Tax Redemption	85
Section 16.05	Restrictions on Tax Redemption	85
Section 16.06	Withdrawal of Notice of Election to Avoid a Tax Redemption	85

ARTICLE 17 Optional Redemption		85

Section 17.01	Optional Redemption On or After June 6, 2029	85
Section 17.02	Notice of Optional Redemption; Selection of Notes	86
Section 17.03	Payment of Notes Called for Optional Redemption	88
Section 17.04	Restrictions on Optional Redemption	88

ARTICLE 18 CLEANUP REDEMPTION		88

Section 18.01	Cleanup Redemption. .	88
Section 18.02	Notice of Cleanup Redemption.:	88
Section 18.03	Restrictions on Cleanup Redemption..	89

EXHIBITS

Exhibit A	Form of Note	A-1

Exhibit B	Form of Authorization Certificate	B-1

v

INDENTURE dated as of May 30, 2025, between GDS Holdings Limited, a Cayman Islands exempted company, as issuer (the “Company”, as more fully set forth in Section 1.01) and The Bank of New York Mellon, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.25% Convertible Senior Notes due 2032 (the “Notes”), initially in an aggregate principal amount not to exceed US$550,000,000, subject to Section 2.10, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice, the Form of Assignment and Transfer, to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

Definitions

Section 1.01Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e), and Section 6.03, as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing eight ordinary shares of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar and the Conversion Agent or any other agent, custodian or other Person employed to act hereunder, in each case, unless the Company is acting in such capacity.

“Applicable PRC Rate” means (i) in the case of deduction or withholding of PRC enterprise income tax, 10%, (ii) in the case of deduction or withholding of PRC individual income tax, 20%, (iii) in the case of deduction or withholding of PRC value added tax, 6%, (iv) in the case of deduction or withholding of both PRC enterprise income tax and PRC value added tax, 16%, or (v) in the case of deduction or withholding of both PRC individual income tax and PRC value added tax, 26%

“Applicable Tax Law” shall have the meaning specified in Section 4.07(a).

“Applicable Taxes” shall have the meaning specified in Section 4.07(a).

“Bid Solicitation Agent” means the Company or any Person appointed by the Company to solicit bids for the Trading Price in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Event” shall have the meaning specified in Section 11.01.

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or day on which the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“CCASS” means Central Clearing and Settlement System of the Hong Kong Stock Exchange.

“Change in Law” has the meaning set forth in the definition of “Fundamental Change”.

“Change in Tax Law” shall have the meaning specified in Section 16.01(a).

“Class B shares” means the Class B ordinary shares of the Company, par value US$0.00005 per share, at the date of this Indenture.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Cleanup Redemption” shall have the meaning specified in Section 18.01.

“Cleanup Redemption Date” shall have the meaning specified in Section 18.01.

“Cleanup Redemption Notice” shall have the meaning specified in Section 18.02.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Group” has the meaning set forth in the definition of “Fundamental Change”.

“Company Notice” shall have the meaning specified in Section 15.01(a).

“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, New York, NY 10286, United States of America and shall include a reference to the Hong Kong Branch located at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GDS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Repurchase Price, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for (without taking into account any applicable grace period).

“Default Interest” shall have the meaning specified in Section 2.03(c).

“Default Settlement Method” shall have the meaning specified in Section 14.02(a)(iii).

“Delisting Date” shall have the meaning specified in Section 10.04.

“Deposit Agreement” means the deposit agreement dated as of November 1, 2016, by and among the Company, the ADS Depositary and all holders from time to time of ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.13(a).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and/or the Agents, or another method or system specified by the Trustee and/or the Agents as available for use in connection with its services hereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.13(a).

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 15.02(d), the Company does not offer to repurchase any Notes.

“Expiring Rights” means any rights (other than in connection with a stockholders rights plan), options or warrants to purchase ordinary shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.07.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Freely Tradable” shall have the meaning specified in Section 17.01.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)	(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than:
(x)	the Company and its Subsidiaries, and
(y)

any party (together with any other “person” or “group” subject to aggregation of the Class A ordinary share capital of the Company (including Class A ordinary share capital held in the form of ADSs) with such party under Section 13(d) of the Exchange Act) that has filed a Schedule 13D with the Securities and Exchange Commission pursuant to the Exchange Act indicating that, as of the date of the Offering Memorandum, such party is the “beneficial owner” of at least 20.0% of the voting power of the Company’s Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) (such party a “Major Shareholder”), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” of the Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) of the Company representing more than 50.0% of the number of the Class A shares outstanding (including Class A ordinary shares held in the form of ADSs) of the Company; or

(2) any Major Shareholder (together with any other “person” or “group” subject to aggregation of the Class A ordinary share capital (including ordinary share capital held in the form of ADSs) of the Company with such Major Shareholder under Section 13(d) of the Exchange Act) has become the direct or indirect “beneficial owners” of the ordinary share capital (including ordinary share capital held in the form of ADSs) of the Company representing, in the aggregate, more than 66.67% of the voting power of the Class A ordinary share capital (including Class A ordinary share capital held in the form of ADSs) of the Company;

provided that, as used in this clause (a)(1), the term “beneficial owner” shall have the meaning defined in Rule 13d-3 under the Exchange Act;

(b)

the consummation of (1) any recapitalization, reclassification or change of the ordinary shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the ordinary shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the ordinary shares or the ADSs will be converted into cash, securities or other property; or (3) any conveyance, sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (2) in which the holders of all classes of the ordinary share capital of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (b);

(c)	the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above);
(d)

both (i) the ADSs (or the ordinary shares or other Common Equity into which the Notes are then convertible) cease to be listed on The NASDAQ Global Market (or its successor or another U.S. Exchange) and (ii) the ordinary shares (or other Common Equity or depositary shares into which the notes are then convertible) cease to be listed on the Hong Kong Stock Exchange (or its successor or another Permitted Exchange); or

(e)

(i) there is any change in or amendment to the laws, regulations and rules of the People’s Republic of China (including any political subdivision or regulatory authority thereof or therein) or the official interpretation or official application thereof (any such event, a “Change in Law”) that results in (x) the Company, the Company’s Subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter and (ii) the Company has not furnished to the Trustee, prior to the date that is six months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either (x) that the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company Group) or (y) that such Change in Law would not materially adversely affect the Company’s ability to make principal and interest payments on the Notes when due or to convert the Notes in accordance herewith;

provided, however, that a transaction or event described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs (excluding cash payments for fractional ADSs) in the transaction or event that would otherwise constitute a Fundamental Change consists of shares of Common Equity or ADSs in respect of Common Equity that are listed on The New York Stock Exchange, the NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so listed when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change, and as a result of such transaction or event, the Notes become convertible into such consideration, excluding cash payments for any fractional ADSs (subject to settlement in accordance with the provisions of Article 14); for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Hong Kong Stock Exchange” means the Main Board of The Stock Exchange of Hong Kong Limited.

“Hong Kong Share Register” means the Hong Kong branch register of members of the Company maintained by the Hong Kong Share Registrar.

“Hong Kong Share Registrar” means the share registrar engaged by the Company to maintain the branch register of members in Hong Kong for the ordinary shares, which shall initially be Computershare Hong Kong Investor Services Limited.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2025.

“Issue Date” means May 30, 2025.

“Judgment Currency” shall have the meaning specified in Section 19.12.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are listed. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date (an “ADS Delisting”), the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. For the avoidance of doubt, if an ADS Delisting has occurred and the Listed Equity is then listed on a Permitted Exchange, the “Last Reported Sale Price” will be determined based on the closing sale price of the

Listed Equity on the principal Permitted Exchange, with such changes to the foregoing definition (including the deletion of the second sentence in this definition) and the definition of “Trading Day” as the Board of Directors determines in good faith are necessary to reflect the replacement of ADS (or other security) with Listed Equity as set forth in a supplemental indenture to be executed by the Company and Trustee as described under Section 10.04. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Listed Equity” shall have the meaning specified in Section 10.04.

“Major Shareholder” has the meaning set forth in the definition of “Fundamental Change”.

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (c), (d) or (e) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means June 1, 2032.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Non-affiliate Representation” shall have the meaning specified in Section 14.02(b).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Notes Fungibility Date” means the date, if any, following the Resale Restriction Termination Date on which all of the Notes are no longer Restricted Securities, do not bear the restrictive legend required by Section 2.05(c) are assigned an identical, unrestricted CUSIP number.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to the 55th Scheduled Trading Day before the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Article 16, Article 17 or Article 18 and prior to the close of business on the second Scheduled Trading Day prior to the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after the 55th Scheduled Trading Day before the Maturity Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated May 27, 2025, as supplemented by the pricing term sheet dated May 27, 2025, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Executive Chairman, the Directors, the Chief Executive Officer, the Chief Financial Officer or the Secretary (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officers’ Certificate” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any two Officers of the Company. Each such certificate shall include the statements provided for in Section 19.06 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel and in a form reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 19.06 if and to the extent required by the provisions of such Section 19.06.

“Optional Redemption” shall have the meaning specified in Section 17.01.

“Optional Redemption Date” shall have the meaning specified in Section 17.02.

“Optional Redemption Notice” shall have the meaning specified in Section 17.02.

“ordinary shares” means the Class A ordinary shares of the Company, par value US$0.00005 per share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

a)	Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
b)

Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

c)

Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

d)	Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and
e)	Notes repurchased by the Company pursuant to Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Permitted Exchange” means the Hong Kong Stock Exchange, any U.S. Exchange, the London Stock Exchange or The Singapore Exchange Securities Trading Limited (or any of their respective successors).

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$1,000 principal amount and multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“PRC Enterprise Income Tax Law” means the Enterprise Income Tax Law of the People’s Republic of China, adopted on March 16, 2007 (as subsequently amended or substituted).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal Share Register” means the principal register of members of the Company maintained by the Principal Share Registrar.

“Principal Share Registrar” means the share registrar engaged by the Company to maintain the principal register of members in Cayman Islands for the ordinary shares, which shall initially be Conyers Trust Company (Cayman) Limited.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the ordinary shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the ordinary shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means a Tax Redemption Date, a Cleanup Redemption Date or an Optional Redemption Date, as the context requires.

“Redemption Notice” means a Tax Redemption Notice, a Cleanup Redemption Notice or an Optional Redemption Notice, as the context requires.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, Section 17.01 or Section 18.01, 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Redemption Price will be equal to 100% of the principal amount of such Notes), including, for the avoidance of doubt, any Additional Amounts with respect to such amount.

“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).

“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in Section 15.01(a).

“Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted ADS(s)” means restricted ADS(s) issued pursuant to the Deposit Agreement, the Restricted Issuance Agreement, each Restricted ADS representing eight ordinary shares of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“Restricted Issuance Agreement” means the restricted issuance agreement dated as of or about the date hereof by and among the Company, the ADS Depositary and the holders and beneficial owners of the restricted ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Settlement Amount” has the meaning specified in Section 14.02(a)(v).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(iii).

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)(iii).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by

(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Tax Redemption” shall have the meaning specified in Section 16.01(a).

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a).

“Tax Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Tax Redemption Price” means for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Tax Redemption Price will be equal to 100% of the principal amount of such Notes) including, for the avoidance of doubt, any Additional Amounts with respect to such amount.

“Tender/Exchange Offer Consideration” shall have the meaning specified in Section14.04(e).

“Trading Day” means a day on which (i) trading in the ADSs of the Company generally occurs on The NASDAQ Global Market or, if the ADSs are not then listed on The NASDAQ Global Market, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs are then traded, and (ii) a Last Reported Sale Price for the ADSs is available on such securities exchange or market; if the ADSs are not so listed or traded, “Trading Day” means a “Business Day.” For the purposes of determining the settlement amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the ADSs generally occurs on The Nasdaq Global Market or, if the ADSs are not then listed on The Nasdaq Global Market, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading.; if the ADSs are not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” means, with respect to the Notes and any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for US$1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for US$1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per US$1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” shall have the meaning specified in Section 2.05(a).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“U.S. Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.03References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.04References to Ordinary Shares in lieu of ADSs. Unless the context otherwise requires, any reference to ordinary shares in lieu of any ADSs deliverable upon conversion in this Indenture shall be deemed to refer to the ordinary shares delivered or deliverable upon conversion of the Notes in lieu of such ADSs at a Holder’s election pursuant to Section 14.02(a)(vii).

ARTICLE 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01Designation and Amount. The Notes shall be designated as the “2.25% Convertible Senior Notes due 2032” and shall bear interest at the rate of 2.25% per annum. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$550,000,000 (the “Notes”), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.05, Section 14.02 and Section 15.04.

Section 2.02Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed in a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay, or cause the Paying Agent to pay, interest (i) on Physical Notes, if any, (A) to Holders holding Physical Notes, if any, having an aggregate principal amount of US$1,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than US$1,000,000, either by check mailed (at the Company’s expense) to such Holders or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00% (such interest, if any, is referred to as “Default Interest”), subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company as provided in Section 2.03(d) below.

(d)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid (at the Company’s expense), to each Holder at its address as it appears in the Note Register or, in the case of Global Notes, sent electronically in accordance with the applicable procedures of the Depositary, not less than 10 days prior to such special record date, in the form of notice prepared by the

Company. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date.

Section 2.04Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer or Chief Financial Officer. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

The Company Order shall specify the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes and an Officers’ Certificate and Opinion of Counsel in accordance with Section 19.06 hereof ; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose to Trustee to personal liability, unless indemnity and/or security and/or pre-funding satisfactory to the Trustee against such liability is provided to the Trustee and Note Registrar.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” and “Transfer Agent” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Prior to the Notes Fungibility Date, upon surrender for registration of transfer of any physical Note, to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new physical Notes, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Notes Fungibility Date, upon surrender for registration of transfer of any Physical Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by Section 2.05(c).

Prior to the Notes Fungibility Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. Following the Notes Fungibility Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount but not bearing the restrictive legend required by Section 2.05(c), upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and Trustee and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee shall have no responsibility or obligation to any direct or indirect participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any direct or indirect participant or other Person (other than the Depositary) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its direct or indirect participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct or indirect participants in any Global Note) other than to require delivery of such certificates as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05 (c) (together with any ADSs (including the ordinary shares represented thereby) delivered upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), the ordinary shares deliverable in lieu of any ADSs deliverable upon conversion of the Notes that are required to be subject to certain transfer restrictions set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the ordinary shares represented thereby or deliverable in lieu thereof) issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’’), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER”‘ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES

DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) OR (2)(E) ABOVE, THE COMPANY, THE ADS DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT ) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, and provided that all applicable procedures of the Depositary in connection with any such exchange have been complied with, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and after a registration statement, if any, with respect to the Notes or the ADSs (including the ordinary shares represented thereby or deliverable in lieu thereof) issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)Until the Resale Restriction Termination Date, any certificate representing ADSs (including the ordinary shares represented thereby) issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such ADSs (including the ordinary shares represented thereby) have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs or the ordinary shares represented thereby have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the

Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE NOTES UPON CONVERSION OF WHICH THIS SECURITY HAS BEEN ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR OTHER EXEMPTIONS FROM, OR TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE ADS DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

THE LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER, PROVIDED THAT THE COMPANY AND THE ADS DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE LEGEND IS BEING

REMOVED IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the ADS Depositary and the Restricted Issuance Agreement, as applicable, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

Until the Resale Restriction Termination Date, the ordinary shares deliverable in lieu of ADSs upon conversion shall be subject to the same transfer restrictions as described in the legend in this Section 2.05(d) and as imposed by the Hong Kong Share Registrar, unless the Note or such ordinary share has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ordinary shares in lieu thereof have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Hong Kong Share Registrar with written notice thereof to the Note Registrar.

(e)Any Note or ADS delivered upon the conversion (or ordinary shares delivered in lieu thereof) or exchange of a Note that is repurchased or owned by any Affiliate (or a Holder that was the Company’s Affiliate at any time during three months immediately preceding the resale) of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note or ADS (or ordinary shares in lieu thereof), as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of, or convert or authorize the conversion of, the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.07Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and, except in the case of Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall cancel such Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes issued hereunder (except for any differences in the issue price, issue date and interest accrued, if any, and if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that any such additional Notes (and any Notes that have been resold after they have been purchased or otherwise acquired by the Company or its Subsidiaries or Affiliates) must be issued under a separate CUSIP, ISIN or other identifying number from the Notes issued hereunder, unless (i) they are fungible with the Notes issued hereunder for securities law purposes and (ii) they are issued pursuant to a “qualified reopening” of the Notes issued hereunder, are otherwise treated as part of the same “issue” of debt instruments as the Notes issued hereunder, or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 19.06, as the Trustee shall reasonably request. The Notes issued hereunder and any additional Notes would be treated as a single class for all purposes under this Indenture and would vote together as one class on all matters with respect to the Notes. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or consolidated affiliated entities or through a private or public tender or exchange offer or through counterparties to private agreements without giving prior notice to, or receiving the consent of, Holders. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes that the Company, its Subsidiaries or consolidated affiliated entities have purchased or otherwise acquired are not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and will be deemed to remain outstanding for purposes of this Indenture until such time that the Company delivers them to the Trustee for cancellation, subject to the provisions of Section 8.04.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01Satisfaction and Discharge. This Indenture shall, upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited cash with the Trustee or delivered ADSs (or ordinary shares in lieu thereof) to Holders (solely to satisfy the Company’s Conversion Obligation, if applicable), as applicable, after the Notes have become due and payable, whether on the Maturity Date, the Repurchase Date, any Fundamental Change Repurchase Date, any Redemption Date or upon conversion or otherwise, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company (including, without limitation sums due to the Trustee with respect to the Notes); and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02Maintenance of Office or Agency. The Company will maintain an office or agency (which will be the Corporate Trust Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office; provided, however, the legal service of process against the Company shall in no circumstances be made at an office of the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Conversion Agent, and the office or agency of the Trustee shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Company shall, on or before each due date of the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on the Business Day immediately preceding the relevant due date. The Paying Agent shall not be bound to make any payment until it has received, in immediately available and cleared funds, an amount which shall be sufficient to pay, as applicable, the aggregate amount of principal (including Repurchase Price, Redemption Price and Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when such principal or interest shall become due and payable. The Paying Agent shall not be responsible or liable for any delay in making the payment if it does not receive funds before 10:00 a.m. on the payment date. The Company shall procure that, before 10:00 a.m., New York City time, on the second Business Day before each Payment Date, the bank effecting payment for it has confirmed to the Paying Agent the payment instructions relating to such payment.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable. Upon an Event of Default under Section 6.01(i) or Section 6.01(j), the Trustee shall automatically become the Paying Agent.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the

Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)Subject to applicable abandoned property law and the Trustee’s and the Paying Agent’s customary procedures, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including consideration upon conversion, the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid or delivered to the Company.

Section 4.05Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Company shall promptly provide the Trustee with written notice of any change to its name, jurisdiction of incorporation or change to its corporate organization.

Section 4.06Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes, any ADSs (or ordinary shares in lieu thereof) deliverable upon conversion thereof, if any, or any ordinary shares represented thereby or deliverable in lieu thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3)under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes, the ADSs deliverable upon conversion of such Notes or ordinary shares represented thereby or deliverable in lieu thereof (as the case may be), the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes, ADSs or such ordinary shares represented thereby or deliverable in lieu thereof pursuant to Rule 144A. The Company (or its successor) shall take such further action as any Holder or beneficial owner of such Notes, such ADSs or such ordinary shares in lieu thereof may reasonably request, to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes, ADSs or ordinary shares represented thereby or deliverable in lieu thereof (as the case may be) in accordance with Rule 144A, as such rule may be amended from time to time.

(b)The Company shall deliver to the Trustee within 15 days after the same are required to be filed with the Commission (giving effect to any applicable grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, for which the Company has received, or with respect to which the Company is actively seeking in good faith and has not been denied, confidential treatment by the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06 (b) at the time such documents are filed via the EDGAR system (or any successor thereto). The Trustee shall have no obligation to determine if and when the Company’s statements or reports are publicly available and/or accessible electronically.

(c)Delivery of the reports and documents described in this Section 4.06 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(d)If, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after (i) giving effect to all applicable grace periods thereunder and (ii) other than reports on Form 6-K to the extent such report are not required to satisfy the “current public information” requirement of Rule 144), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the period during which the Notes are not freely tradable by Holders that are not Affiliates of the Company (or are not the Company’s Affiliates at any time during the three months immediately preceding), as the case may be, without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes) as of the 380th day after the Issue Date of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes have been assigned an unrestricted CUSIP and the Notes are freely tradable by Holders other than by the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding), without restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes.

(f)Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. In no event shall Additional Interest accrue on any day under the terms of this Indenture (taking any Additional Interest payable pursuant to Section 4.06(d) and Section 4.06(e) together with any Additional Interest payable pursuant to Section 6.03) at annual rate in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

(h)If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

(i)The accrual of Additional Interest will be the exclusive remedy available to Holders of the Notes for a failure of their Notes to become freely tradable.

(j)Notwithstanding anything to the contrary, Additional Interest on any note for any period on or after the de-legending deadline date of such note will accrue, but will not be payable on any Interest Payment Date occurring on or after such de-legending deadline date unless (i) a Holder (or an owner of a beneficial interest in a Global Note) has delivered to the Company (with a copy to the Trustee), before the Regular Record Date immediately before such Interest Payment Date, a written notice demanding payment of Additional Interest; or (ii) the Company, in its sole and absolute discretion, elects, by sending notice of such election to Holders before such Regular Record Date, to pay such Additional Interest on such Interest Payment Date.

Any accrued and unpaid Additional Interest that, in accordance with the provision described in Section 4.06(j) is not paid on such Interest Payment Date is referred to as “Deferred Additional Interest,” and without further action by the Company or any other Person, interest will automatically accrue on such Deferred Additional Interest from, and including, such Interest Payment Date at a rate per annum equal to the stated interest rate to, but excluding, the date on which such Deferred Additional Interest, together with interest thereon, is paid. Each reference in this Indenture to any accrued interest (including in the calculations of the Redemption Price and Fundamental Change Repurchase Price for any Note) or to any accrued Additional Interest includes, to the extent applicable, and without duplication, any Deferred Additional Interest, together with accrued and unpaid interest thereon.

Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice as described in Section 4.06(j) or, if earlier, the Company’s election to pay the same), Additional Interest will thereafter not be subject to deferral as described above. In addition, all accrued and unpaid Additional Interest, if any, will be paid on the Interest Payment Date occurring on the Maturity Date of the Notes, and no portion thereof may be deferred.

For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a default or an event of default under this Indenture or the Notes if such payment is deferred in accordance with the provisions described above. Otherwise, such a failure to pay will be subject to Section 6.01(a).

The Company will send notice to the Holder of each Note (with a copy to the Trustee) of the commencement and termination of any period in which Additional Interest accrues on such note, except that no such notice is required in respect of any Additional Interest that is deferred in accordance with this Section 4.06.

The Trustee shall have no duty to determine whether any Additional Interest is payable or the amount thereof or if deferred additional interest is accruing on the Notes, and may assume without inquiry that no Additional Interest is payable or has been deferred until written notice of such Additional Interest has been provided to it by the Company.

Section 4.07Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price), premium, if any, payments of interest, including any Additional Interest, and payments of cash and/or deliveries of ADSs or ordinary shares in lieu thereof deliverable, or any other consideration due, on conversion of a Note (together with payments of cash for any fractional ADS or other consideration) , shall be made without withholding, deduction or reduction for any other collection at source for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (the “Applicable Taxes”), unless such withholding, deduction or reduction is required by law or by other regulation or governmental policy having the force of law (“Applicable Tax Law”). In the event that any such withholding, deduction or reduction is required with respect to any such payments or deliveries (but excluding, for the avoidance of doubt, any payments or deliveries that are made upon conversion of the Notes, whether made in cash, ADSs, ordinary shares or other consideration (including any payments of cash for any fractional ADS or other consideration)) by or within (x) the Cayman Islands, Hong Kong or the People’s Republic of China (or, in each case, any political subdivision or taxing authority thereof or therein), (y) any jurisdiction in which the Company or any successor is, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or (z) any jurisdiction from or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each of (x), (y) and (z), as applicable, a “Relevant Taxing Jurisdiction”), the Company shall pay or deliver to the Holder of each Note such additional amounts of cash, ADSs or other consideration, as applicable (the

“Additional Amounts”), as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding, deduction or reduction (and after deducting any Applicable Taxes imposed by the Relevant Taxing Jurisdiction on the Additional Amounts) will equal the amounts that would have been received by such beneficial owners had no such withholding, deduction or reduction been required; provided that no Additional Amounts will be payable:

(i)for or on account of:

(A)any Applicable Taxes that would not have been imposed but for:

(1)the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely acquiring or holding such Note, receiving cash, ADSs or other consideration upon conversion of such Note, or the receipt of payments or the exercise or enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2)the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner of such Note would have been entitled to Additional Amounts had such Note been presented on any day on or before the last day of such 30-day period); or

(3)the failure of the Holder or beneficial owner to comply with a timely written request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, to provide, in each case to the extent such Holder or beneficial owner is legally entitled to do so, certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; provided that, in the case of Applicable Taxes imposed by the People’s Republic of China, the provision of any certification, information, documents or other evidence described in this clause (i)(A)(3) would not be materially more onerous, in form, in procedure, or in the substance of information disclosed, to a Holder or beneficial owner than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E and W-9, or any successor forms), and reasonable procedure for the collection of such documentation has been implemented and is in effect at the time that such written request is received;

(B)any estate, inheritance, gift, sale, transfer, personal property or similar Applicable Taxes;

(C)any Applicable Taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D)any Applicable Taxes that are imposed in connection with any payments or deliveries that are made upon conversion of the Notes, whether made in cash, ADSs, ordinary shares or other consideration, and including, for the avoidance of doubt, any payments of cash for any fractional ADS or other consideration;

(E)any Applicable Taxes required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement or agreement pursuant to Section 1471(b)(1) of the Code entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(F)any combination of Applicable Taxes referred to in the preceding clauses (A), (B), (C), (D) or (E); or

(ii)with respect to any payment of the principal of (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, or interest on such Note, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment, to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder thereof.

In addition to the foregoing, the Company will also pay and indemnify the Holders and beneficial owners of the Notes for any present or future stamp, issue, registration, transfer, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on the execution, delivery, registration or enforcement of any of the Notes, this Indenture or any other document or instrument referred to herein or therein, or the receipt of payments with respect hereto or thereto (limited, solely in the case of taxes, charges or levies (including penalties, interest and any other reasonable expenses related thereto) attributable to the receipt of any payments with respect hereto or thereto, to any such amounts levied by any Relevant Taxing Jurisdiction that are not (x) described in (A), (B), (D) or (E) of clause (i) above (or any combination thereof) or (y) levied on payments described in clause (ii) above). Any such payments and indemnities shall be treated as Additional Amounts payable pursuant to Applicable Tax Law for purposes of Article 16 hereof.

If the Company becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company will deliver to the Trustee and the Paying Agent, if other than the Trustee, on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee and the Paying Agent promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable; provided that no such Officers’ Certificate will be required prior to any date of payment if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and the Paying Agent, if other than the Trustee, with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company will provide to the Trustee, within 60 days after the date the payment of any Applicable Taxes so deducted or withheld is made, an official receipt or, if official receipts are not reasonably obtainable, such other documentation that provides reasonable evidence of the payment of any Applicable Taxes so deducted or withheld. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders.

(b)Any reference in this Indenture or the Notes in any context to the payment of principal of (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable), and any premium or interest, including any Additional Interest, on, any Note or any other amount payable with respect to such Note shall be deemed to include any payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(c)The foregoing obligations shall survive termination, defeasance or discharge of this Indenture or any transfer by a Holder or a beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any Successor Company is then, for tax purposes, incorporated, organized or resident or doing business (or any political subdivision or taxing authority thereof or therein) or any jurisdiction from or through which payment under or with respect to the Notes is made or deemed made by or on behalf of such Successor Company (or any political subdivision or taxing authority thereof or therein).

(d)Notwithstanding anything to the contrary herein, the Company, the Trustee and the Paying Agent shall be entitled to make any withholding or deduction pursuant to FATCA.

Section 4.08Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2025) an Officers’ Certificate stating that a review has been conducted of the Company’s activities under this Indenture and whether the Company has fulfilled its obligations hereunder, and whether the signers thereof have knowledge of any Default by the Company that occurred during the previous year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officers’ Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) a Responsible Officer of the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received written notice at the Corporate Trust Office from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding regarding such an occurrence, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred. However, the Company shall not be required to provide such notification at any time after such Default or Event of Default is cured or waived.

Section 4.10Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi annually, not more than 15 days after each May 15 and November 15 in each year beginning with November 15, 2025, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)failure by the Company to pay any installment of interest or Additional Amounts, if any, on any of the Notes, when due and payable, which failure continues for 30 days after the date when due;

(b)failure by the Company to pay when due the principal, the Redemption Price, the Repurchase Price or any Fundamental Change Repurchase Price of any Note, in each case, when the same becomes due and payable;

(c)failure by the Company to deliver when due the consideration deliverable upon conversion of any Notes and such failure continues for a period of four Business Days;

(d)failure by the Company to issue the Company Notice pursuant to Section 15.01(a), a Fundamental Change Company Notice in accordance with Section 15.02(b) or notice of a Make-Whole Fundamental Change, a Tax Redemption, an Optional Redemption or a Cleanup Redemption in accordance with Section 14.03, in each case, when due, and such failure continues for a period of five Business Days;

(e)failure by the Company to comply with its obligations under Article 11;

(f)failure by the Company for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in the aggregate principal amount of the Notes then outstanding to perform or observe (or obtain a waiver with respect to) any of its terms, covenants or agreements contained in the Notes or this Indenture not otherwise provided for in this Section 6.01;

(g)default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent at the time) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, within

30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in the aggregate principal amount of the Notes then outstanding, in accordance with this Indenture;

(h)a final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, bonded, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding or procedure (including, without limitation, the passing of a resolution for its voluntary liquidation) seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property.

Section 6.02Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04, by notice in writing to the Company may, and the Trustee at the request of such Holders shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction), declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company (and not involving solely one or more of its Significant Subsidiaries) occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, all agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes plus 1.00%) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all payments to the Trustee have been made, and (3) any and all existing Events of

Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to pay the Redemption Price, the Repurchase Price or any Fundamental Change Repurchase Price of any Note or (iii) a failure to deliver the consideration due upon conversion of the Notes.

Section 6.03Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default (which, with respect to an Event of Default described in Section 6.01(f), shall be the 60th day after written notice is provided to the Company in accordance with Section 6.01(f)) consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to:

(a)0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and

(b)if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 180th day immediately following, and including, the date on which such an Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 360th day immediately following, and including, the date on which such Event of Default first occurred.

Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). In no event shall Additional Interest accrue on the Notes on any day under this Indenture (taking any Additional Interest payable pursuant to this Section 6.03 together with any Additional Interest payable pursuant to Section 4.06(d) and Section 4.06(e)) at an annual rate accruing in excess of 0.50%, in the aggregate, for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. With regard to any violation specified in the immediately preceding paragraph, no Additional Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist, after such violation has been cured. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 361st day after such Event of Default (if the Event of Default with respect to the Company’s obligations under Section 4.06(b) is not cured or waived prior to such 360th day), the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee or at the request of

Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 and subject to indemnity and/or security and/or pre-funding satisfactory to the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus 1.00%, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name or as as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05Application of Monies or Property Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 or otherwise after an Event of Default has occurred and is continuing with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee, including its agents and counsel, under Section 7.06 and any payments due to the Paying Agent, the Conversion Agent and the Note Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time plus 1.00%, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Repurchase Price, Redemption Price or Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time plus 1.00%, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Repurchase Price, Redemption Price or Fundamental Change Repurchase Price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct.

Section 6.06Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Repurchase Price, Redemption Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)such Holders shall have offered to the Trustee such security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity and/or pre-funding, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 6.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability, or if it is not provided with security and/or indemnity and/or pre-funding to its satisfaction. Prior to taking any action under this Indenture, the Trustee will be entitled to security and/or indemnification and/or pre-funding satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Repurchase Price, Redemption Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

For the avoidance of doubt, and without limiting the manner in which any “Default” can be cured,

(a)a Default consisting of a failure to send a notice in accordance with the terms of this Indenture will be cured upon the sending of such notice;

(b)a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with this Indenture, of such payment (or other consideration) together, if applicable, with Default Interest thereon; and

(c)a Default that is or, after notice, passage of time or both, would be an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) will be cured upon the filing of the relevant report(s) giving rise to such reporting Event of Default.

In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default.

Section 6.10Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee is notified in writing, the Trustee shall, within 90 days after a Responsible Officer of the Trustee has obtained such knowledge of the occurrence and continuance of such Default or Event of Default, send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or Event of Default unless a Responsible Officer has received written notice at the Corporate Trust Office from the Company or a Holder. For the avoidance of doubt, the Trustee shall not be required to deliver such notice at any time after such Default or Event of Default is cured or waived. Except in the case of a Default in the payment of the principal of (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by or against the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined subject to Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived, of which a Responsible Officer of the Trustee has received actual written notice pursuant to Section 7.02(j) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct as proven in a final decision in a court of competent jurisdiction, except that:

(a)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of gross negligence and willful misconduct on the part of the Trustee as proven in a final decision in a court of competent jurisdiction, the Trustee may conclusively and without liability rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a final decision in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section and Section 7.02;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)in the event that the Trustee is also acting as Note Registrar, Paying Agent or Conversion Agent, the rights, privileges, immunities and protections, including without limitation, its right to be indemnified, afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Note Registrar, Paying Agent or Conversion Agent;

(h)the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder;

(i)the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed by Holders of at least 25% of the aggregate principal amount of outstanding Notes determined as provided in Section 8.04 and is provided with security and/or indemnity and/or pre-funding satisfactory to it; and

(j)the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)the Trustee may conclusively and without liability rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary of the Company;

(c)the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for the supervision, or for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee, the Paying Agent, the Conversion Agent nor the Note Registrar shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar;

(h)the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;

(i)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j)the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Event of Default described in Section 6.01(a), Section 6.01(b) or Section 6.01(c) or (ii) any Event of Default of which a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notification thereof from the Company or a Holder, and such notice references the Notes of this Indenture;

(k)the Trustee may request that the Company deliver Officers’ Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificates may be signed by any Person authorized to sign an Officers’ Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l)the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(m)the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction, in accordance with Section 6.09, of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(n)the Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness; and

(o)neither the Trustee nor any agent thereof shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03No Responsibility for Recitals, Etc. The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.04Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may engage in business and contractual relationships with the Company or its Affiliates and may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder.

Section 7.06Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company (which sum shall be paid free and clear of deduction and withholding on account of taxation, set off and counterclaim), and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as proven in a final decision in a court of competent jurisdiction. The Company also covenants to indemnify the Trustee (which for the purposes of this Section 7.06 shall be deemed to include its officers, directors, agents and employees) in any capacity under this Indenture (including without limitation as Note Registrar, Conversion Agent and Paying Agent) and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim, damage, liability or expense (whether arising from third party claims or claims by or against the Company) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, as the case may be as proven in a final decision in a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or enforcing this indemnity. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.06 is payable upon demand by the Trustee. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of the Notes, the termination of this Indenture and the resignation or removal or the Trustee. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee. Subject to Section 7.02(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by sending notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders, at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)In case at any time any of the following shall occur:

(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.

Section 7.11Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary or by any Affiliate of the Company or any Subsidiary shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notwithstanding the foregoing, Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or an Affiliate of the Company or a Subsidiary. Within five days of acquisition of the Notes by any of the above described Persons or at the request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02Call of Meetings by Trustee. The Trustee may (in its sole discretion and without obligation) at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by sending notice thereof as provided in Section 9.02.

Section 9.04Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxy-holder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.06Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11;

(b)to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(c)to add guarantees with respect to the Notes or otherwise secure the Notes;

(d)to evidence and provide for the acceptance of the appointment of a successor trustee and the assumption by a successor trustee of the obligations of the Trustee under this Indenture pursuant to Article 7;

(e)to cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in this Indenture or the Notes

(f)to make any other changes to the Indenture or the Notes in a manner that does not adversely affect the interests of the Holders in any material respect;

(g)to enter into supplemental indentures pursuant to, and in accordance with, the provisions described under Section 14.07;

(h)upon the occurrence of any transaction or event described in Section 14.07(a), to

(i)provide that the Notes are convertible into Reference Property, subject to Section 14.07, and

(ii)effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;

(i)to irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 14.02;

(j)to make changes in connection with a listing on a Permitted Exchange, as contemplated under Section 10.04;

(k)to provide for or confirm the issuance of additional Notes pursuant to this Indenture;

(l)to increase the Conversion Rate of the Notes;

(m)to comply with the rules of any applicable securities depositary, including the DTC; or

(n)to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum, as supplemented by the related pricing term sheet.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)alter the manner of calculation or rate of accrual of interest on any Note or change the time of payment of any installment of interest on any Note;

(b)make any Note payable in a currency or securities other than that stated in the Notes;

(c)change the Maturity Date of any Note;

(d)reduce the principal amount with respect to any of the Notes or reduce the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price of any Note;

(e)make any change that adversely affects the rights of Holders to require the Company to purchase the Notes on the Repurchase Date or upon a Fundamental Change or that adversely affects the rights of holders in connection with a Tax Redemption, Cleanup Redemption or Optional Redemption;

(f)impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Note or with respect to the conversion of any Note; or

(g)make any change that adversely affects the conversion rights of any Notes, including by modifying any of the notice provisions;

(h)change the percentage in aggregate principal amount of then outstanding Notes whose Holders must consent to a modification or amendment or to waive any past Default or Event of Default;

(i)change the ranking of the Notes;

(j)change the Company’s obligation to pay Additional Amounts on any Note; or

(k)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09 or change the percentage in aggregate principal amount of outstanding Notes necessary to amend this Indenture under this Article 10 or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officers’ Certificate and Opinion of Counsel as contemplated by Section 10.06 or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall send or cause to be sent to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03Effect of Supplemental Indentures. (a) Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04Supplemental Indenture in respect of an ADS Delisting. If an ADS Delisting has occurred and the ordinary shares, (or, as applicable, other Common Equity underlying the Notes or the Reference Property referred to herein) remain listed or have been accepted for listing on a Permitted Exchange (such ordinary shares, other Common Equity or the Reference Property, the “Listed Equity”), from and after the later to occur of (x) the date of such acceptance for listing on a Permitted Exchange, if applicable, or (y) the Effective Date of such ADS Delisting (the “Reference Date”), Section 14.07 of this Indenture will be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Listed Equity. No later than five Business Days after the Reference Date, the Company shall execute with the Trustee a supplemental indenture containing such provisions that the Board of Directors determines in good faith are appropriate to preserve the economic interests of the Holders and are necessary to reflect the replacement of the ADSs (or ordinary shares or other Common Equity or ADSs in respect of Reference Property then underlying the Notes) with the Listed Equity. The Company shall notify the Holders and the Conversion Agent (if other than the Trustee) in writing promptly following the date the Company and the Trustee execute such supplemental indenture and the Company shall substantially concurrently with such notice either post such supplemental indenture on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the Commission. If, as of the Reference Date, the Listed Equity is listed or accepted for listing on more than one Permitted Exchange, which includes the Hong Kong Stock Exchange, the relevant exchange on which the Listed Equity is listed for purpose of such supplemental indenture (the “Relevant Exchange”) will be the Hong Kong Stock Exchange; otherwise the Relevant Exchange will be the Specified Exchange that is the primary stock exchange for the Listed Equity with the highest trading volume of the Listed Equity as of the Reference Date.

Section 10.05Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.06Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 19.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is not contrary to law and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to another Person other than to one or more of the wholly-owned Subsidiaries of the Company (a “Business Combination Event”), unless:

(a)the resulting, surviving or transferee Person or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”), if not the Company, shall (i) be a corporation or its foreign equivalent treated for U.S. federal income tax purposes as a corporation (or, if such Business Combination Event constitutes a Share Exchange Event whose Reference Property consists entirely of cash in U.S. dollars, is a corporation, limited liability company, partnership, trust or other business entity) organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong, and (ii) the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07); and

(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;

For purposes of this Section 11.01, the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or disposition (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03Opinion of Counsel to Be Given to Trustee. If the Company is not the Successor Company, no consolidation, merger, sale, conveyance, transfer, lease or other disposition shall be effective unless the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, that all conditions precedent thereto have been satisfied and that the Notes and such supplemental indenture are the legal, valid and binding obligation of the Successor Company, enforceable against it in accordance with its terms, subject to customary exceptions.

ARTICLE 12

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

[RESERVED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01Conversion Privilege.

(a)Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is US$1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding December 1, 2031 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after December 1, 2031 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 30.2343 ADSs (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). For the avoidance of doubt, “Conversion Rate” as of a particular date without setting forth a particular time on such date shall mean the Conversion Rate immediately after the close of business on such date.

(b)(i) Prior to the close of business on the Business Day immediately preceding December 1, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each.

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes) unless a Holder or Holders of at least US$2,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per US$1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the ADSs on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per US$1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate. At such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers the Company selects, and the Company will direct those securities dealers to provide bids to the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per US$1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per US$1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. Any such determination will be conclusive absent manifest error. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate for such date, the Company shall so notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)If, prior to the close of business on the Business Day immediately preceding December 1, 2031, the Company elects to:

(A)issue to all or substantially all holders of the ordinary shares (directly or in the form of ADSs) any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the ordinary shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (A) upon their separation from the ordinary shares or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase ordinary shares (directly or in the form of ADSs) at a price per share that is less than the average of the Last Reported Sale Prices of the ADSs, divided by the number of ordinary shares then represented by one ADS, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)distribute to all or substantially all holders of the ordinary shares (directly or in the form of ADSs) the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of (i) the Last Reported Sale Price of the ADSs on the Trading Day preceding the date of announcement for such distribution, divided by (ii) the number of ordinary shares then represented by one ADS, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. A Holder may not exercise this right to convert if it participates, at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in such issuance or distribution described in this clause (ii) without having to convert its Notes as if it held a number of ADSs equal to the applicable Conversion Rate in effect on the record date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)If (1) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or (2) if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets pursuant to which the ADSs would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from the Effective Date of such transaction until 35 Trading Days after the Effective Date of such transaction or, if such transaction also constitutes a Fundamental Change (other than an Exempted Fundamental Change), until the close of business on the second Business Day immediately prior to the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such transaction in writing no later than such Effective Date. If the Company does not provide such notice by the Effective Date of such transaction, then the last day on which the Notes are convertible shall be extended by the number of Business Days from, and including, the Effective Date thereof to, but excluding, the date the Company provides the notice.

(iv)Prior to the close of business on the Business Day immediately preceding December 1, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2025 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(v)If the Company calls any or all of the Notes for redemption pursuant to Article 16, Article 17 or Article 18, then a Holder may surrender any or all of its Notes so called for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of the Company’s delivery of the Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price on the Redemption Date, in which case a Holder may convert any or all of its Notes called for redemption until the Redemption Price has been paid or duly provided for.

Section 14.02Conversion Procedure; Settlement Upon Conversion.

(a)Upon conversion of any Note and subject to this Section 14.02, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, cash (“Cash Settlement”), ADSs together with cash, if applicable, in lieu of delivering any fractional ADSs (in accordance with subsection (j) of this Section 14.02 (“Physical

Settlement”)) or a combination of cash and ADSs, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, subject to the Holder’s election to receive ordinary shares in lieu of such ADSs, as set forth in this Section 14.02. Notwithstanding the foregoing, and as further specified in Section 10.04 of this Indenture, if an ADS Delisting has occurred and the Listed Equity remains listed or has been accepted for listing on a Permitted Exchange, from and after the later to occur of the Reference Date, Section 14.07 of this Indenture will be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Listed Equity.

(i)All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, and all conversions for which the relevant Conversion Date occurs on or after the 55th Scheduled Trading Day before the Maturity Date shall be settled using the same Settlement Method.

(ii)Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after the 55th Scheduled Trading Day before the Maturity Date, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)If, in respect of any Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (i) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, in such Redemption Notice or (ii) on or the 55th Scheduled Trading Day before the Maturity Date, no later than the 55th Scheduled Trading Day before the Maturity Date, as the case may be), the Company elects a Settlement Method, the Company shall deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (i) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, in such Redemption Notice or (ii) on or after the 55th Scheduled Trading Day before the Maturity Date, no later than the 55th Scheduled Trading Day before the Maturity Date) (in each case, the “Settlement Method Election Deadline”). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation (such settlement method, the “Default Settlement Method” initially elected by the Company). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per US$1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per US$1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per US$1,000 principal amount of Notes shall be deemed to be US$1,000.

(iv)The Company may, by written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), before the 55th Scheduled Trading Day before the Maturity Date, at the Company’s option, change the Default Settlement Method or elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice, that will apply to all Note conversions with a Conversion Date that is after the date the Company sends such notice. If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specified amount, the Company shall, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method Election Deadline for such conversion or conversions, or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount shall be deemed to be $1,000 per $1,000 principal amount of Notes. If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method, then the Company shall concurrently either post the Default Settlement Method or fixed Settlement Method, as applicable, on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the Commission. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Conversion Date pursuant to this Section 14.02. For the avoidance of doubt, such change or election (as the case may be), if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.02(a). However, the Company may nonetheless choose to execute such an amendment at the Company’s option.

(v)The cash, ADSs or a combination of cash and ADSs, as applicable, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each US$1,000 principal amount of Notes being converted a number of ADSs equal to the Conversion Rate in effect on the Conversion Date for such conversion, subject to Holder’s election to receive ordinary shares in lieu of such ADSs, all as set forth in this Section 14.02;

(B)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each US$1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each US$1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(vi)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional ADS, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional ADSs. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(vii)When converting the Notes, the Holders may elect to receive ordinary shares in lieu of any ADSs deliverable upon conversion by specifying in the relevant Notice of Conversion such election, provided that such election shall apply to all (but not part) of the ADSs deliverable upon conversion and Holders make the Non-affiliate Representation in the Notice of Conversion. If a Holder elects to receive ordinary shares in lieu of any ADSs deliverable upon conversion, and the Company elects to settle the relevant Conversion Obligation by Physical Settlement or Combination Settlement, the Company shall register in the Hong Kong Share Register the Person or Persons designated in the Notice of Conversion as holder of such number of ordinary shares equal to (i) in the case of Physical Settlement, the number of ADSs deliverable upon conversion as described above under the “Settlement Amounts” in Section 14.02(a)(v) (without taking into account any fractional ADS) multiplied by the number of ordinary shares then represented by one ADS immediately after the close of business as of the relevant Conversion Date, rounded down to the nearest whole number or (ii) in the case of a Combination Settlement, for each of the 40 consecutive Trading Days during the related Observation Period, the number of ADSs deliverable upon conversion as described in the definition of “Daily Settlement Amount” (without taking into account any fractional ADS) in respect of such Trading Day multiplied by the number of ordinary shares then represented by one ADS immediately after the close of business on the relevant Conversion Date, rounded down to the nearest whole number. If a Holder is unable to make the Non-affiliate Representation as of the Conversion Date, such Holder may not elect to receive ordinary shares in lieu of any ADSs deliverable upon Conversion. If the Holder has requested to receive ordinary shares in the Notice of Conversion, to the extent permitted under applicable law and the rules and procedures of CCASS, the Company shall take all necessary action to enable the ordinary shares, if any, deliverable to such holder, in settlement upon conversion to be delivered to such Holder’s designated Hong Kong stock account in CCASS for so long as the ordinary shares are listed on the Hong Kong Stock Exchange; provided that, if such Holder elects in the Notice of Conversion to receive ordinary shares outside of CCASS or if the restrictive legend on the Notes has not been removed prior to the Conversion Date, the Company shall make share certificate or certificates representing such number of ordinary shares available for collection at the office of the Hong Kong Share Registrar or, if so requested in the relevant Notice of Conversion, cause the Hong Kong Share Registrar to mail (at the risk, and, if sent at the Holder’s request otherwise than by ordinary mail, at the expense, of the Person to whom such certificate or certificates are sent) such certificate or certificates to the Person and at the place specified in the Notice of Conversion.

(viii)If Holder wishes to receive ordinary shares listed for trading on the Hong Kong Stock Exchange and Holder has received, upon conversion of the Notes, ADSs that are not subject to certain transfer restrictions as set forth in Section 2.05(d) and are fungible with the ADSs, Holder may surrender such ADSs received upon conversion for cancellation and withdraw the underlying ordinary shares listed for trading on the Hong Kong Stock Exchange pursuant to the Deposit Agreement and the Restricted Issuance Agreement, as applicable. The Company shall take reasonable best efforts to procure that the cancellation fee (at of the date of this Indenture, US$0.05 per ADS) payable to the ADS Depositary in respect of such withdrawal will not apply; provided that the withdrawal request in submitted no later than the third Business Day after delivery of the ADS by the Company upon conversion. For the avoidance of doubt, a Holder may only receive ordinary shares listed for trading on the Hong Kong Stock Exchange upon surrender and cancellation of ADSs (x) that have been issued without certain transfer restrictions as set forth in Section 2.05(d) after the Resale Restriction Termination Date or (y) after certain transfer restrictions as set forth in Section 2.05(d) have been removed from Restricted ADSs issued upon conversion of the Notes.

(ix)Any ADSs deliverable upon conversion of the Notes and any ordinary shares represented thereby will, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in Section 2.05(d). Any ordinary shares deliverable in lieu of any ADSs will be, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in Section 2.05(d) and as imposed by the Hong Kong Share Registrar, and will not be able to be deposited into CCASS until such restrictions are removed. After removal of such restrictions on transfer and resale, any ordinary shares deliverable upon conversion of the

Notes, if any, will be fully fungible with the ordinary shares listed on the Hong Kong Stock Exchange. The Company further covenants that it will, at its cost, obtain approval to list (i) the maximum number of ADSs deliverable upon conversion of the Notes (assuming Physical Settlement applies to each conversion) on The Nasdaq Global Market and (ii) the ordinary shares representing by such maximum number of ADSs on the Hong Kong Stock Exchange. The Company shall register such number of the ordinary shares as is listed on the Hong Kong Stock Exchange pursuant to this paragraph on the Hong Kong Share Register in the Person or Persons designated in the Notice of Conversion as the holder of the ordinary shares in order to facilitate their listing and trading on the Hong Kong Stock Exchange.

(x)Pursuant to, and subject to, the terms of the Deposit Agreement and the Restricted Issuance Agreement, the ADS Depositary will accept the surrender of any Restricted ADSs issued upon conversion of the Notes for the purpose of Restricted ADS cancellation and withdrawal of the ordinary shares represented thereby subject to receipt by the ADS Depositary of (x) the Restricted Issuance Agreement and (y) the applicable fees for cancellation of Restricted ADSs and withdrawal of the ordinary shares. Restricted ADS cancellations are permitted, but only for withdrawal of the ordinary shares registered on the Principal Share Register and are subject to the Restricted Issuance Agreement. Upon cancellation of Restricted ADSs, the ADS Depositary will arrange for delivery of the corresponding ordinary shares to the Holder’s order only on the Principal Share Register.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, unless such Holder intends to elect to receive ordinary shares in lieu of any ADSs deliverable upon conversion, comply with the procedures of the Depositary and ADS Depositary in effect at that time to convert such Note and the procedures agreed between the Company and the ADS Depositary with respect to any ADSs issued upon conversion of the Notes prior to the Resale Restriction Termination Date (including deliver of the Notice of Conversion as provided therein) and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent the Company and, unless the Holder has elected to receive ordinary shares in lieu of ADS, to the ADS Depositary and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes any ADSs to be registered upon settlement of the Conversion Obligation, including, (x) if applicable, provided that the Holder makes to the Company the Non-Affiliate Representation, the Holder’s election to receiving ordinary shares in lieu of any ADS deliverable upon conversion and, (y) if the Holder prefers to receive the ordinary shares through CCASS after the Resale Restriction Termination Date, its Hong Kong stock account in CCASS, and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ordinary shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Physical Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and (5) comply with the procedures of the ADS Depositary in effect at that time to convert such Note. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. Delivery of a Notice of Conversion to the Conversion Agent by a Holder shall be deemed to be an acknowledgement by such Holder that such Notice of Conversion may be relied upon by the ADS Depositary with respect to the issuance of ADSs, as described in the Deposit Agreement. No Notice of Conversion with respect to any Notes may be delivered and no Notes may be surrendered by a Holder for conversion thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 15.03. Any Notice of Conversion shall be deposited in duplicate at the office of any Conversion Agent on any Business Day from 9:00 a.m. to 3:00 p.m. at the location of the Conversion Agent to which such Notice of Conversion is delivered. Any Notice of Conversion and any Physical Note

(if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent between 9:00 a.m. and 3:00 p.m. on the next Business Day. The delivery of the ADSs by the ADS Depositary to Holders upon conversion of their Notes or their designated transferees will be governed by the terms of the Deposit Agreement and by the Restricted Issuance Agreement.

By converting a beneficial interest in a Global Note, the Holder is deemed to represent to the Company and the ADS Depositary that such Holder is not an “affiliate” (as defined in Rule 144) of the Company and has not been an “affiliate” of the Company during the three months immediately preceding the Conversion Date (such representation, the “Non-Affiliate Representation”).

Subject to the terms of the legends (if any) on the Notes, if a Holder holds a beneficial interest in a Global Note and (provided that the Holder makes to the Company the Non-Affiliate Representation) the Holder intends to elect to receive ordinary shares in lieu of any ADSs deliverable upon conversion, to convert the Holder must (1) complete and manually sign the Notice of Conversion, including, (x) if applicable and provided that the Holder makes to the Company the Non-Affiliate Representation, the Holder’s election to receive ordinary shares in lieu of any ADSs deliverable upon conversion and (y) if the Holder prefers to receive the ordinary shares through the CCASS after the Resale Restriction Termination Date, the Holder’s stock account in CCASS, (2) deliver the duly completed Notice of Conversion, which is irrevocable, to the Conversion Agent and the Company and deliver the Notes being converted to the Trustee through the “Deposit/Withdrawal of Custodian” (DWAC) service of the DTC or by another transfer method as may be directed by the Trustee; (3) if required, furnish appropriate endorsements and transfer documents; and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.07, the Company shall deliver the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided that in respect of (x) all conversions for which the relevant Conversion Date occurs after the issuance of a Redemption Notice by the Company with respect to the Notes and prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date and (y) all conversions for which the relevant Conversion Date occurs on or after 55th Scheduled Trading Day before the Maturity Date, the Company shall deliver the consideration due in respect of the Conversion Obligation on the second Scheduled Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Scheduled Trading Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method (provided that, with respect to any Conversion Date occurring after the Regular Record Date immediately preceding the Maturity Date in respect of which the Company elects Physical Settlement, the Company will settle such conversion on the Maturity Date). The Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, a book-entry transfer through the Depositary for the full number of whole ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation. Notwithstanding the forgoing, if a Holder elects to receive ordinary shares in lieu of any ADSs deliverable upon Conversion, the Company will deliver the ordinary shares due in respect of conversion on the fifth Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the fifth Business Day immediately following the last trading day of the relevant Observation Period, in the case of Combination Settlement.

(d)In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and instruct the Trustee who shall authenticate and deliver to or upon the written order of the

Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or the Trustee, with payment of a sum sufficient to cover any documentary, stamp, issue, transfer or similar tax (including any penalties and interest related thereto) required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax (including any penalties and interest related thereto) due on the delivery of the ADSs upon conversion of the Notes (including due on the issuance of the ordinary shares underlying, or in lieu of, such ADSs), unless the tax is due because the Holder requests such ADSs (or such ordinary shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates representing the ADSs (or the ordinary shares) being issued in a name other than the Holder’s name until the Company or the ADS Depositary, as applicable, receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company shall also pay the ADS Depositary’s fees and/or indemnify each Holder and beneficial owners of the Notes and/or ADSs issuable upon conversion of the Notes for applicable fees and expenses payable to, or withheld by, the Depositary (including, for the avoidance of doubt, by means of a reduction in any amounts or property payable or deliverable in respect of any ADSs or in the value of deposited amounts or property represented by any ADSs) for the issuance of all ADSs deliverable upon conversion. The Company shall pay all the charges of the Hong Kong Share Registrar in connection with the offering of the Notes and issuance of any and all ordinary shares deliverable upon conversion and, in the circumstances set forth in Section 14.02(a)(viii), the cancellation fee applicable pursuant to the terms of the Deposit Agreement and the Restricted Issuance Agreement upon withdrawal of the ADSs received upon conversion. The Company shall pay all the charges of the Hong Kong Share Registrar in connection with issuance of any and all ordinary shares deliverable upon conversion (whether underlying the ADSs deliverable upon conversion, if any, or deliverable in lieu of such ADSs).

(f)Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs delivered upon the conversion of any Note as provided in this Article 14.

(g)Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below and the Company will not adjust the Conversion Rate for any accrued and unpaid interest on the Notes. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and ADSs (or ordinary shares in lieu thereof), accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and before the open of business on the Interest Payment Date corresponding to such Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, notes surrendered for conversion during the period after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has delivered a Redemption Notice pursuant to Article 16, Article 17 or Article 18 and has specified therein a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Scheduled Trading Day immediately succeeding the first Business Day following such Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Scheduled Trading Day immediately succeeding the first Business Day following such Interest Payment Date); or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. For the avoidance of doubt, all Holders at the close of business on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date will receive the full amount of interest payable on such Notes on the Maturity Date, regardless of whether such Notes have been converted following such Regular Record Date. Neither the Trustee nor the Conversion Agent (if other than the Trustee) will have any duty to determine or verify determination by the Company of whether any of the conditions to conversion have been satisfied.

(i)The Person in whose name the certificate for any ADSs (or ordinary shares in lieu thereof) shall be issuable upon conversion is registered shall be treated as a holder of record of such ADSs (or ordinary shares) as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)Regardless of whether a Holder elects to receive ordinary shares in lieu of any ADS deliverable upon conversion, the Company shall not issue any fractional ADS upon conversion of the Notes and shall instead pay cash in lieu of any fractional ADS issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any Fractional ADSs remaining after such computation shall be paid in cash.

(k)In accordance with the Deposit Agreement or the Restricted Issuance Agreement, as applicable, the Company shall issue to the ADS Custodian such ordinary shares required for the issuance of the ADSs upon conversion of the Notes, plus written delivery instructions (if requested by the ADS Depositary or the ADS Custodian) for such ADSs, shall deliver such legal opinions and any other information or documentation and shall comply with the Deposit Agreement and the Restricted Issuance Agreement (as the case may be), in each case, as required by the ADS Depositary or the ADS Custodian in connection with each issue of ordinary shares and issuance and delivery of ADSs.

Section 14.03Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change, Tax Redemption, Cleanup Redemption or Optional Redemption. (a) If Make-Whole Fundamental Change occurs prior to, and including, the second Scheduled Trading Day prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of such Make-Whole Fundamental Change to, and including, the 35th Trading Day after such Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change),to, and including, the close of business on the second Business Day immediately prior to the related Fundamental Change Repurchase Date . The Company shall provide written notification to Holders, the Trustee and the

Conversion Agent of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than such Effective Date.

(b)Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement, in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price.

(c)The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on (i) the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and (ii) the price paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change (the “ADS Price”). If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the ten Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

	ADS Price
Effective Date	$24.50	$28.00	$30.00	$33.08	$38.00	$43.00	$50.00	$60.00	$80.00	$100.00	$120.00
May 30, 2025	10.5820	7.9489	6.8083	5.4172	3.8353	2.7491	1.7566	0.9355	0.2298	0.0175	0.0000
June 1, 2026	10.5820	7.9489	6.8083	5.4172	3.8021	2.6853	1.6838	0.8743	0.2028	0.0140	0.0000
June 1, 2027	10.5820	7.9489	6.8083	5.2999	3.6068	2.4933	1.5210	0.7600	0.1564	0.0047	0.0000
June 1, 2028	10.5820	7.8996	6.5320	4.9438	3.2647	2.2016	1.3026	0.6212	0.1070	0.0000	0.0000
June 1, 2029	10.5820	6.8689	5.7027	4.3195	2.8234	1.8647	1.0598	0.4692	0.0581	0.0000	0.0000
June 1, 2030	10.5820	6.6457	5.3733	3.8999	2.3758	1.4616	0.7542	0.2888	0.0160	0.0000	0.0000
June 1, 2031	10.5820	6.1629	4.6920	3.0701	1.5732	0.8216	0.3472	0.0998	0.0000	0.0000	0.0000
June 1, 2032	10.5820	5.4800	2.5287	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)if the ADS Price is greater than US$120.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional ADSs shall be added to the Conversion Rate; and

(iii)if the ADS Price is less than US$24.50 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 40.8163 ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04.

(g)If the Holder elects to convert its Notes in connection with the Company’s election to (i) redeem the Notes in respect of a Change in Tax Law pursuant to Section 16.01, (ii) redeem the Notes at the Company’s option pursuant to Section 17.01 or (iii) redeem the Notes pursuant to Section 18.01, in each case, the Conversion Rate shall be increased by a number of additional ADSs determined pursuant to this Section 14.03(g). The Company shall settle conversions of Notes as described in Section 14.02.

A conversion shall be deemed to be “in connection with” the Company’s election to redeem the Notes in respect of a Change in Tax Law, an Optional Redemption or a Cleanup Redemption if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the date the Company provides the related Redemption Notice to Holders until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price).

Simultaneously with providing such Redemption Notice within the period set forth under Section 16.02, Section 17.02 or Section 18.02, as applicable, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time.

For the avoidance of doubt, the Company will only adjust the Conversion Rate with respect to any Notes called for Optional Redemption and not with respect to the Notes not called for Optional Redemption. If the Company elects to redeem less than all of the outstanding Notes, then Holders of the Notes not called for Optional Redemption will not be entitled to an increased Conversion Rate for such Notes as described in this Section 14.03(g) on account of the redemption, except to the limited extent described under Section 17.02(f).

The number of additional ADSs by which the Conversion Rate will be increased in the event the Company elects to redeem the Notes pursuant to Article 16, Article 17 or Article 18 hereof will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “ADS price” as specified in clause (c) above (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table). “Redemption Reference Date” means the date the Company delivers the relevant Redemption Notice. “Redemption Reference Price” means, for any conversion in connection with the Company’s election to redeem the Notes in respect of a Change in Tax Law pursuant to Section 16.01, redeem the

Notes at the Company’s option pursuant to Section 17.01 or redeem the Notes pursuant to Section 18.01, as the case may be, the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding, the date the Company delivers the relevant Redemption Notice.

Section 14.04Adjustment of Conversion Rate. If the number of ordinary shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of ordinary shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions set out in this Section 14.04, if the Company distributes to holders of the ordinary shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding any Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to ordinary shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate set out in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the ordinary shares. However, in the event that the Company issues or distributes to all holders of the ordinary shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights entitling holders of the ordinary shares for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase ordinary shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event set out in this Section 14.04 results in a change to the number of ordinary shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events set out in Sections 14.04(a) – 14.04(e) (other than (x) a share split or a share combination or (y) a tender or exchange Offer) occurs, except that the Company shall not make any adjustments to the Conversion Rate if all Holders of the Notes participate, at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions set out in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate then in effect, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. The Company will provide a schedule for calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of calculations without independent verification. Upon the effectives of any adjustment to the Conversion Rate pursuant to Article 14.04, notice of any adjustment to the Conversion Rate shall be given by the Company promptly to the Holders, the Trustee, the Paying Agent and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)If the Company exclusively issues ordinary shares as a dividend or distribution on all or substantially all the ordinary shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 x OS1

OS0

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1=the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0=the number of ordinary shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1=the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.

If any dividend or distribution set forth in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b)If the Company issues to all or substantially all holders of the ordinary shares of the Company (directly or in the form of ADSs) any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase ordinary shares (directly or in the form of ADSs) of the Company at a price per ordinary share that is less than the average of the Last Reported Sale Prices of the ordinary shares or the ADSs, as the case maybe (divided by, in the case of the ADSs, the number of ordinary shares then represented by one ADS on each relevant Trading Day) or to subscribe for or purchase ADSs of the Company, at a price per ADS less than the average of the Last Reported Sale Prices, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x       OSo+X

OSo+Y

Where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such issuance;

CR1=the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0=the number of ordinary shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X=the total number of the ordinary shares of the Company (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and

Y=the number of the ordinary shares of the Company equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of ordinary shares represented by one ADS on each such Trading Day.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that ordinary shares of the Company (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the

Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of the ordinary shares of the Company actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in had the increase to the Conversion Rate for such issuance been made on the basis of only the rights, options or warrants, if any, actually issued.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares (directly or in the form of ADSs) of the Company at a price per ordinary share that is less than such average of the Last Reported Sale Prices of the ordinary shares or the ADSs (divided by, in the case of ADSs, the number of ordinary shares represented by one ADS on each relevant Trading Day) or to subscribe for or purchase the ADSs at a price per ADS less than such average of the Last Reported Sale Prices of the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such ordinary shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the ordinary shares (directly or in the form of ADSs), excluding (i) rights issued under a stockholders rights plan (except as described below), (ii) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), (iv) rights issues pursuant to a rights plan, except to the extend described Section 14.11, (v) any distributions of Reference Property in exchange for ADSs solely in connection with a Share Exchange Event, (vi) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”) and (vii) a tender offer or an exchange offer for the Company’s ordinary shares as to which the provisions set forth below in Section 14.04(e) shall apply, then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x          SP0

SP0 - FMV

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such distribution;

CR1=the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0=the average of the Last Reported Sale Prices of the ADSs (divided by the number of ordinary shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding ordinary share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 14.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually paid or made.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs based on the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the ordinary shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (other than solely pursuant to (x) a distribution of Reference Property in exchange for or upon conversion of the Company’s ordinary shares or (y) a tender offer or an exchange offer for ordinary shares as to which the provisions described below in Section 14.04(e) shall apply), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula: where,

CR1 = CR0 x FMV0 + MP0

MP0

where,

CR0=the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1=the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0=the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the ordinary shares (directly or in the form of ADSs) applicable to one ordinary share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP0=the average of the Last Reported Sale Prices of the ADSs (divided by the number of ordinary shares then represented by one ADS on each relevant Trading Day) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the portion of this Section 14.04(c) with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between (and including, in each case) the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.

If any distribution in a spin-off is declared but not paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors (or its designee) determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the ordinary shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including ordinary shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such ordinary shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the ordinary shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per ordinary share redemption or purchase price received by a holder or holders of ordinary shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of ordinary shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(A)a dividend or distribution of ordinary shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04 (b)with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any ordinary shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the ordinary shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x     SP0

SP0 - C

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;

CR1=the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0=the Last Reported Sale Price of the ADSs (divided by the number of ordinary shares then represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C=the amount in cash per ordinary share the Company distributes to all or substantially all holders of the ordinary shares (directly or in the form of ADSs) (for the avoidance of doubt, without giving effect to any applicable fees and expenses payable to, or withheld by, the ADS Depositary with respect to such distribution).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of the Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs based on the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries or consolidated affiliated entities make a payment in respect of a tender or exchange offer for the ordinary shares of the Company (directly or in the form of ADSs) (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act or any successor rule), to the extent that the Tender/Exchange Offer Consideration (as defined below) included in the payment per ordinary share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of ordinary shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x AC + (SP1 x OS1)

OS0 x SP1

where,

CR0=the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1=the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC=the aggregate value of all cash and any other consideration (as determined by the Board of Directors thereof in good faith and as of the time such tender or exchange offer expires (the “Tender/Exchange Offer Consideration”)) paid or payable for ordinary shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0=the number of ordinary shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1=the number of ordinary shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1=the average of the Last Reported Sale Prices of the ADSs (divided by the number of ordinary shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur with effect as of the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day immediately following the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including the Trading Day next succeeding the expiration date of such tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. For the avoidance of doubt, no adjustment under this Section 14.04(e) with will be made if such adjustment would result in a decrease in the Conversion Rate.

(f)	Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(ii)the Record Date, Effective Date or expiration date for any event that requires an adjustment to the Conversion Rate pursuant to Section 14.04 has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or Trading Day, as applicable;

(iii)the consideration due upon such conversion includes any whole ADSs (or ordinary shares in lieu of such ADSs) (in the case of Physical Settlement) or due in respect of such Trading Day includes any whole ADSs (or ordinary shares in lieu of such ADSs) or fractional ADS (in the case of Combination Settlement); and

(iv)such ADSs (or ordinary shares in lieu of such ADSs) are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the third Business Day after such first date.

(g)Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 14.04;

(ii)a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii)the Conversion Date for such conversion (in the case of Physical Settlement) or any Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(iv)the consideration due upon such conversion includes any whole ADSs (or ordinary shares in lieu of such ADSs) (in the case of Physical Settlement) or due in respect of such Trading Day includes any whole ADSs (or ordinary shares in lieu of such ADSs) or fractional ADS (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)ADSs (or ordinary shares in lieu of such ADSs) would be entitled to participate in such dividend or distribution,

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the ADSs (or ordinary shares in lieu of such ADSs) deliverable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such ADSs (or ordinary shares in lieu of such ADSs) had such ADSs (or ordinary shares in lieu of such ADSs) been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such Trading Day, but the ADSs deliverable with respect to such Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(h)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of ordinary shares, Class B shares or ADSs or any securities convertible into or exchangeable for ordinary shares, Class B shares or ADSs or the right to purchase ordinary shares, Class B shares or ADSs or such convertible or exchangeable securities.

(i)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the ordinary shares or the ADSs or rights to purchase ordinary shares or ADSs in connection with a dividend or distribution of ordinary shares or ADSs (or rights to acquire ordinary shares or ADSs) or similar event.

(j)Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any ordinary shares, Class B shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in ordinary shares, Class B shares or ADSs under any plan;

(ii)upon the issuance of any ordinary shares, Class B shares or ADSs or options or rights to purchase those ordinary shares, Class B shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries or consolidated affiliated entities;

(iii)upon the repurchase of any ordinary shares, class B shares or ADSs pursuant to an open market share purchase program or other buy back transaction, including derivative transactions or other buy back transaction that is not a tender offer or exchange offer of the kind described under Section 14.04(e) above;

(iv)upon the issuance of any ordinary shares, Class B shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(v)solely for a change in the par value of the ordinary shares or Class B shares; or

(vi)for accrued and unpaid interest, if any.

(k)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(l)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register (or in the case of Global Notes, electronically in accordance with the applicable procedures of the Depositary) with a copy to the Trustee and Conversion Agent (if other than the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)For purposes of this Section 14.04, the number of ordinary shares at any time outstanding shall not include ordinary shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on ordinary shares held in the treasury of the Company (directly or in the form of ADSs), but shall include ordinary shares issuable in respect of scrip certificates issued in lieu of fractions of ordinary shares.

(n)With respect to any dividend, distribution or other transaction or event in which the holders of ADSs (or other applicable security) have the right to receive any cash, securities or other property or in which ADSs (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, if the Record Date for the ordinary shares does not fall on the same day as the Record Date for the ADSs, and a Holder elects to receive ordinary shares in lieu of any ADSs deliverable upon conversion, the Company will make adjustments that the Board of Directors determines in good faith are appropriate to entitle such holders to receive such cash, securities or other property.

Section 14.05Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the ADS Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of the Company’s election to redeem the Notes in connection with a Tax Redemption, a Cleanup Redemption or Optional Redemption, as the case may be, over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Record Date for the ADSs, Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, ADS Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued ordinary shares or ordinary shares held in treasury, a sufficient number of authorized, validly-issued and fully paid ordinary shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of ordinary shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)In the case of:

(i)any recapitalization, reclassification or change of the ADSs or the ordinary shares of the Company (other than changes resulting from a subdivision or combination and changes in par value or from par value to no par value (or vice versa)),

(ii)any consolidation, merger, combination or similar transaction involving the Company,

(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company, the Company’s Subsidiaries or consolidated affiliated entities, substantially as an entirety, or

(iv)any statutory share exchange,

in each case, as a result of which the ordinary shares of the Company (directly or in the form of ADSs) would be converted into, or exchanged for, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing that, at and after the effective time of such Share Exchange Event, the right to convert each US$1,000 principal amount of the Notes shall be changed into a right to convert such principal amount of the Notes into the kind and amount of shares of Capital Stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Share Exchange Event. At and after the effective time of the Share Exchange Event, (A) the consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 14 (or in any related definitions) were instead a reference to the same number of units of Reference Property; (B) for purposes of Article 16, Article 17 or Article 18, each reference to any number of ADSs in such Articles (or in any related definitions) will instead be deemed to be a reference to the same number of units of Reference Property; (C) for purposes of the definitions of “Record Date”, the term “ADSs” will be deemed to refer to any class of securities forming part of such Reference Property; (D) the Company will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Notes, as set forth under Section 14.02; and (E) (x) any amount payable in cash upon conversion of the Notes as set forth in this Indenture will continue to be payable in cash, (y) the number of ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in whole units of Reference Property, and (z) the Daily VWAP of any unit of Reference Property or portion thereof that consists of a class of common equity securities, and the Last Reported Sale Price of any Reference Property or portion thereof that does not consist of a class of common equity securities, will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition, and the Daily VWAP of any unit of Reference Property or portion thereof that does not consist of a class of common equity securities will be the fair value of such unit of Reference Property or portion thereof, as applicable, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof). For the avoidance of doubt, nothing in the provisions in this Section 14.07 shall be interpreted to or deemed to superseded or substitute the provisions under the Section 15.02.

If the Share Exchange Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (A) the weighted average of the types and amounts of consideration actually received, per ADS, by the holders of ADSs or (B) if no holders of ADSs affirmatively make such an election, the types and amounts of consideration actually received by the holders of the ADSs and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) or clause (ii), as the case may be attributable to one ADS. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the holders of ADSs receive only cash in such Share Exchange Event, then for all conversions that occur after the Effective Date of such Share Exchange Event, (i) the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased as described under Section 14.03), multiplied by the price paid per ADS in such Share Exchange Event and (ii) the Company will satisfy its Conversion Obligation by paying cash to converting Holders on the tenth Business Day immediately following the Conversion Date.

Such supplemental indenture described in the second immediately preceding paragraph shall not require the consent of the Holders and shall (i) provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof) and (ii) contain such other provisions that the Board of Directors determines in good faith and in a commercially reasonable manner are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 14.07. If, in the case of any Share Exchange Event, the Reference Property includes shares of Capital Stock, securities or other property or assets (other than cash) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Share Exchange Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such provisions to protect the interests of the Holders of the Notes, including the repurchase rights of Holders pursuant to Article 15 and the redemption right of Holders pursuant to Article 16, Article 17 and Article 18, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)In the event a supplemental indenture is executed pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, ADSs or a combination of cash and ADSs (or ordinary shares in lieu thereof), as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08Certain Covenants. (a) The Company covenants that all ADSs delivered upon conversion of Notes, and all ordinary shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)[Reserved.]

(c)The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Notes.

(d)The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the ordinary shares represented by such ADSs. Subject to Section 14.12, the Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6, or any successor form or such other schedule under the Securities Act that the Company deems appropriate to register such distribution, relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that all ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement or the Restricted Issuance Agreement, as applicable, upon conversion of the Notes (with such maximum number of ADSs determined for such purpose assuming the maximum number of ADSs have been added to the Conversion Rate).

(e)Subject to Section 14.12, the Company further covenants to provide Holders with a reasonably detailed written description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement or the Restricted Issuance Agreement, as applicable, upon request by the ADS Depositary or the ADS Custodian.

(f)The Company has reserved and will keep available at all times a number of ordinary shares corresponding to the maximum number of ADSs deliverable upon conversion of the Notes, plus any Additional ADSs deliverable pursuant to Section 14.03(g), assuming Physical Settlement applies to each conversion.

Section 14.09Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs (or ordinary shares in lieu thereof), or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs (or ordinary shares in lieu thereof) or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.10Notice to Holders Prior to Certain Actions. In case of any:

(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)Share Exchange Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Significant Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of ordinary shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of ordinary shares or ADSs, as the case may be, of record shall be entitled to exchange their ordinary shares or ADSs, as the case may be, for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each Holder will receive, in addition to and concurrently with the delivery of, the consideration otherwise due upon such conversion, the appropriate number of rights under the shareholder rights plan, if any, and the global securities representing the ADSs (or ordinary shares in lieu thereof) delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if, prior to any conversion, the rights have separated from the ordinary shares underlying the ADSs in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the ordinary shares of the Company (directly or in the form of ADSs) Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12Termination of Depositary Receipt Program. Except as contemplated in Section 10.04, if the ordinary shares of the Company cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of ordinary shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the ordinary shares of the Company and as if the ordinary shares (and the other property, if any) had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the ordinary shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply. The Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date of the event stated herein, a notice stating the applicable date of the event and any adjustment to the Conversion Rate.

Section 14.13Exchange In Lieu Of Conversion(a). (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent in writing to deliver, on or prior to the Business Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay, deliver or cause to deliver, as the case may be, in exchange for such Notes, the cash, ADSs (or ordinary shares in lieu thereof) or a combination thereof (or ordinary shares in lieu thereof), as applicable, that would otherwise be due upon conversion pursuant to Section 14.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)Any Notes exchanged by the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay, deliver and/or cause to deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c)The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01Repurchase at Option of Holders.

(a)Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on June 1, 2029 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of US$1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date, subject to the right of the Holders on the Regular Record Date to receive the related interest payment. For the avoidance of doubt, accrued and unpaid interest payable on the Interest Payment Date falling on June 1, 2029 will not be paid to the Holders who have submitted their Notes for repurchase on June 1, 2029, but to the Holders of record at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall send a written notice (the “Company Notice”) to the Trustee, to the Paying Agent, the Conversion Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register of the Note Registrar. The Company Notice shall state:

(i)the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)the Repurchase Price;

(iii)the Repurchase Date;

(iv)the name and address of the Conversion Agent and the Paying Agent;

(v)that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(vi)that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii)the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

If the Notes are Global Notes, the Company Notice must comply with appropriate procedures of the Depositary.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent (or another agent designated for this purpose) by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor, in each case (i) and (ii), during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date. If a Repurchase Notice is given and withdrawn during such period, the Company will be under no obligation to repurchase the Notes, in relation to which the Repurchase Notice was given.

Each Repurchase Notice shall state:

(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)the portion of the principal amount of the Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Trustee and the Paying Agent in accordance with Section 15.03.

The Trustee shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

(b)Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Trustee will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02Repurchase at Option of Holders Upon a Fundamental Change. If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$1,000 or an integral multiple of US$1,000, on the date (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(b) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on such Interest Payment Date the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Trustee and any other Conversion Agent, Paying Agent or any other agent appointed for such purposes shall have no responsibility to determine the Fundamental Change Repurchase Price.

(a)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent (or any other agent appointed for this purpose) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent (or another agent appointed for such purposes) together with, or at any time after, delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

in each case (i) and (ii), on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)the portion of the principal amount of Notes to be repurchased, which must be US$1,000 or an integral multiple thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent (or any other agent appointed for this purpose) in accordance with Section 15.03.

The Paying Agent (or any other agent appointed for this purpose) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also surrendered a Repurchase Notice in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.

(b)On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Paying Agent and the Conversion Agent or any other agent appointed for such purpose a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice may be delivered electronically in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change and whether such events also constitute a Make-Whole Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Trustee, the Paying Agent, the Conversion Agent or any other agent appointed for the repurchase, if any;

(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)that the Notes with respect to which a Fundamental Change Repurchase Notice or Repurchase Option has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, in accordance with the terms of this Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

If the Notes are Global Notes, the Fundamental Change Company Notice must comply with appropriate procedures of the Depositary.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s written request, the Paying Agent (or any other agent appointed for such purpose) shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(c)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent (or any other agent appointed for such purpose)will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)Notwithstanding anything to the contrary, the Company will not be required to send a Fundamental Change Repurchase Notice, or offer to repurchase or repurchase any Notes, as described in this Article 15, in connection with a Fundamental Change occurring pursuant to clause (b)(1) or (2) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (b)(1) or (2)) of the definition thereof, if (i) such Fundamental Change constitutes a Share Exchange Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 14.07 and, if applicable, Section 14.03, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued interest payable as part of the related Fundamental Change Repurchase Price); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 14.01(b)(iii) and includes, in such notice, a statement that the Company is relying on this Section 15.02(d).

Section 15.03Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Trustee, Paying Agent or any other agent appointed for such purpose in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(A)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in principal amounts of US$1,000 or an integral multiple of US$1,000,

(B)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(C)the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$1,000 or an integral multiple of US$1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04Deposit of Repurchase Price or Fundamental Change Repurchase Price(a). (a) The Company will deposit with the Paying Agent (or any other paying agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) at or prior to 10:00 a.m., New York City time, one Business Day prior to the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent (or any other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent (or any other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent (or any other paying agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent (or any other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be and the right of the Holder on the applicable Regular Record Date to receive previously accrued and unpaid interest upon delivery or transfer of the Notes).

(c)Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable;

(b)file a Schedule TO or other required schedule under the Exchange Act, if required by applicable law; and

(c)comply with any other U.S. federal and state securities laws applicable to the Company in connection with any such repurchase;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. However, to the extent that the Company’s obligations to offer to repurchase and to repurchase Notes pursuant to this Article 15 conflict with any U.S. federal and state securities laws applicable to the Company and enacted after the date the Company initially issues the Notes, the Company’s compliance with such law or regulation will not be considered to be a default of those obligations.

The Company will be deemed to satisfy its obligations to offer to repurchase, and to repurchase, the Notes pursuant to the provisions in this Section 15.02 if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above and (ii) an owner of a beneficial interest in any Note repurchased by such third party will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Note.

ARTICLE 16

REDEMPTION ONLY FOR TAXATION REASONS

Section 16.01Redemption for Taxation Reasons. (a) The Notes shall not be redeemable by the Company prior to the Maturity Date, except as set out in this Article 16, Article 17 and Article 18, and no sinking fund shall be provided for the Notes. The Notes may be redeemed at the Company’s option, as a whole but not in part (except in respect of certain Holders that elect otherwise as described below) (a “Tax Redemption”), at the Tax Redemption Price, if the Company has or would become obligated to pay to the Holder of any Note any Additional Amounts as a result of (i) any change or amendment that is not publicly announced before, and that becomes effective on or after, the date of the Offering Memorandum or, in the case of a Successor Company, the date such Successor Company assumes all of the Company’s obligations under the Notes and this Indenture, or in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after the date of the Offering Memorandum, after such date upon which such jurisdiction becomes a Relevant Taxing Jurisdiction, in the laws or any rules or regulations of a Relevant Taxing Jurisdiction, or (ii) any change that is not publicly announced before, and that becomes effective on or after, the date of the Offering Memorandum or, in the case of a Successor Company, the date such Successor Company assumes all of the Company’s obligations under the Notes and this Indenture, or in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after the date of the Offering Memorandum, after such date upon which such jurisdiction becomes a Relevant Taxing Jurisdiction, in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each such change or amendment, a “Change in Tax Law”); provided that the Company cannot avoid these obligations by taking commercially reasonable measures available to it (provided that changing the Company’s jurisdiction of organization or domicile shall not be considered a commercially reasonable measure and changing the jurisdiction of a Paying Agent is a commercially reasonable measure) and further provided that, prior to or simultaneously with the Tax Redemption Notice, the Company delivers to the Trustee an Opinion of Counsel of recognized standing in the Relevant Taxing Jurisdiction attesting that the Company has or would become obligated to pay such Additional Amounts as a result of a Change in Tax Law and an Officers’ Certificate attesting that the Company’s obligation to pay Additional Amounts cannot be avoided by taking commercially reasonable measures available to it. The Trustee shall and is entitled to accept and rely upon such Opinion of Counsel and Officers’ Certificate (without further investigation or enquiry) and it shall be conclusive and binding on the Holders, and the Trustee shall be protected and shall have no liability to any Holder or any Person for so accepting and relying on such Officers’ Certificate or Opinion of Counsel.

(b)If the Tax Redemption Date falls after a Regular Record Date and on or prior to the immediately following Interest Payment Date, the Company shall, on or, at its election, before such Interest Payment Date, pay the full amount of accrued and unpaid interest, and any Additional Amounts with respect to such interest, due on such Interest Payment Date to the Holders of the Notes on the Regular Record Date corresponding to such Interest Payment Date. The Company shall notify the Trustee in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest will be paid at the time it provides the Tax Redemption Notice.

(c)Notwithstanding anything to the contrary herein, neither the Company nor any successor Person may redeem any of the Notes pursuant to this Section 16.01 in the case that Additional Amounts are payable in respect of PRC withholding tax and any other tax collected at source at the Applicable PRC Rate or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

Section 16.02Notice of Tax Redemption. (a) In the event that the Company exercises its Tax Redemption right pursuant to Section 16.01, it shall fix a date for redemption, which shall be on or prior to the 40th Scheduled Trading Day immediately before the Maturity Date (the “Tax Redemption Date”), and it or, at its written request received by the Trustee not less than 35 days prior to the Tax Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall send, or cause to be sent, a written notice of such Tax Redemption prepared by the Company (a “Tax Redemption Notice”) not less than 50 nor more than 70 Scheduled Trading Days prior to the Tax Redemption Date (provided that if, in accordance with Section 14.02, the Company elects to settle all conversions of Notes with a Conversion Date that occurs during the period from, and including the date the Tax Redemption Notice is sent to the close of business on the second Scheduled Trading Day immediately before the Tax Redemption Date by Physical Settlement, then the Company will provide such written notice not less than 30 nor more than 60 calendar days before the Tax Redemption Date) to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register (or in the case of Global Notes, electronically in accordance with the applicable procedures of the Depositary); provided, however, that, if the Company shall give such notice, it shall also give a written notice of the Tax Redemption Date to the Trustee. The Tax Redemption Date must be a Business Day.

(b)The Company shall not give any Tax Redemption Notice earlier than 70 days prior to the earliest date on or from which the Company would be obligated to pay any Additional Amounts, and at the time the Company gives the Tax Redemption Notice, the circumstances creating the Company’s obligation to pay such Additional Amounts must remain in effect. Simultaneously with providing such notice, the Company shall publish a notice containing this information on its website or through such other public medium as it may use at that time.

(c)The Tax Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(d)Each Tax Redemption Notice shall specify:

(i)the Tax Redemption Date;

(ii)the Tax Redemption Price;

(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Tax Redemption Notice and before the close of business on the second Scheduled Trading Day immediately before the related Tax Redemption Date;

(iv)the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

(v)that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(vi)that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date;

(vii)the procedures a converting Holder must follow to convert its Notes;

(viii)that Holders have the right to elect not to have their Notes redeemed by delivery to the Company, with a copy to the Paying Agent, of a written notice to that effect not later than the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date;

(ix)that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein;

(x)that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed (a) will not receive any Additional Amounts with respect to payments or deliveries (including interest and any consideration due in respect of the Repurchase Price or Fundamental Change Repurchase Price, and whether payable in cash, ADSs, ordinary shares or otherwise) made with respect to such Holders’ Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts after the Tax Redemption Date and (b) all future payments (including interest and any consideration due in respect of the Repurchase Price or Fundamental Change Repurchase Price, and whether payable in cash, ADSs, ordinary shares or otherwise) with respect to the Notes will be subject to the deduction or withholding of any taxes of the Relevant Taxing Jurisdiction required by law to be deducted or withheld as a result of such Change in Tax Law;

(xi)the Conversion Rate and, if applicable, the number of ADSs added to the Conversion Rate in accordance with Section 14.03; and

(xii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Tax Redemption Notice shall be irrevocable and shall not be subject to conditions. In the case of a Tax Redemption, a Holder may convert its Notes at any time until the close of business on the second Scheduled Trading Day preceding the Tax Redemption Date.

Section 16.03Payment of Notes Called for Tax Redemption.

(a)If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Tax Redemption Notice and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Tax Redemption Price.

(b)Prior to 10:00 a.m., New York City time on the Tax Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash in immediately available funds, sufficient to pay the Tax Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to Company any funds in excess of the Tax Redemption Price.

Section 16.04Holders’ Right to Avoid Tax Redemption. Notwithstanding anything to the contrary in this Article 16, if the Company has given a Tax Redemption Notice as described in Section 16.02, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to a Tax Redemption. If a Holder elects not to be subject to a Tax Redemption, the Company will not be required to pay any Additional Amounts in respect of any payment made with respect to such Holder’s Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (including interest and any consideration due in respect of the Repurchase Price or Fundamental Change Repurchase Price, and whether payable in cash, ADSs, ordinary shares or otherwise) after the Tax Redemption Date, and all future payments (including interest and any consideration due in respect of the Repurchase Price or Fundamental Change Repurchase Price, and whether payable in cash, ADSs, ordinary shares or otherwise) with respect to such Holder’s Notes will be subject to the deduction or withholding of any taxes of the Relevant Taxing Jurisdiction required by law to be deducted or withheld as a result of such Change in Tax Law. The obligation to pay Additional Amounts to any electing Holder for periods up to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.07. Where no election is made or deemed to be made, the Holder will have its Notes redeemed without any further action. Holders electing to not have their Notes redeemed must exercise their option to elect to avoid a Tax Redemption by written notice to the Company (with a copy to the Paying Agent) no later than the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date, provided that a Holder that has complied with the requirements set forth in Section 14.02 prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date will be deemed to have delivered a notice of its election to avoid a Tax Redemption. If Notes are in global form, the rights of beneficial owners in any Global Note, including any election in connection with a Tax Redemption pursuant to this Section 16.04, shall be exercised only through the Depositary subject to customary procedures of the Depositary.

Section 16.05Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

Section 16.06Withdrawal of Notice of Election to Avoid a Tax Redemption. A Holder may withdraw any notice of election to avoid a Tax Redemption made pursuant to Section 16.04 (other than a deemed notice of election for a Holder that has complied with the requirements set forth in Section 14.02 prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date), by delivering to the Company (with a copy to the Paying Agent) a written notice of withdrawal prior to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price).

ARTICLE 17

Optional Redemption

Section 17.01Optional Redemption On or After June 6, 2029. The Company may not redeem the Notes prior to June 6, 2029, except under the circumstances described in Section 16.01 or Section 18.01. On or after June 6, 2029 and on or prior to the 40th Scheduled Trading Day immediately prior to the Maturity Date, the Company may at any time and from time to time redeem for cash all or part of the Notes, at its option, if (x) the Notes are Freely tradable, and all accrued and unpaid Additional Interest, if any, has been paid in full, as of the date the Company sends such notice and (y) the Last Reported Sale Price of the ADSs has been at least 130% of the Conversion Price then in effect on (i) each of at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately prior to the date the Company provides the Optional Redemption Notice and (ii) the Trading Day immediately preceding the date the Company sends such notice (an “Optional Redemption”). “Freely tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a person that is not an “affiliate” (as defined in Rule 144) of the Company, and that has not been an “affiliate” (as defined in Rule 144) of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six-month period beginning on, and including, the date that is six months after the last date of the original issuance of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the date that is one year after the last date of the original issuance of such note, such Note will not be deemed “freely tradable” unless such note (x) is not identified by a “restricted” CUSIP number; and (y) is represented by any certificate that does not bear any restricted note legend.

Section 17.02Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its option to redeem all or, as the case may be, any part of the Note, it shall fix a date for redemption (the “Optional Redemption Date”) (provided that if, in accordance Section 14.02, the Company elects to settle all conversions of Notes with a Conversion Date that occurs during the period from, and including the date the Optional Redemption Notice is sent to the close of business on the second Scheduled Trading Day immediately before the Optional Redemption Date by Physical Settlement, then the Company will provide such written notice not less than 30 nor more than 60 calendar days before the Optional Redemption Date) and shall give the Trustee and the Holders not less than 50 Scheduled Trading Days’ but no more than 70 Scheduled Trading Days’ notice (an “Optional Redemption Notice”) before the Optional Redemption Date, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed (the “Optional Redemption Price”), plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date (unless the Optional Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, to the holder of record as of the close of business on such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Optional Redemption Date must be a Business Day. The Company may not specify an Optional Redemption Date that falls on or after the 40th Scheduled Trading Day immediately preceding the Maturity Date. The Company shall send to each Holder and the Trustee written Optional Redemption Notice containing certain information set forth in this Indenture, including:

(i)the Optional Redemption Date;

(ii)the Optional Redemption Price;

(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Optional Redemption Notice and before the close of business on the second Scheduled Trading Day immediately before the related Optional Redemption Date;

(iv)that on the Optional Redemption Date, the Optional Redemption Price will become due and payable for each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date unless the Company defaults in the payment of the Optional Redemption Price;

(v)the place or places where the Notes subject to such redemption are to be surrendered for payment of the Optional Redemption Price;

(vi)that Holders may surrender Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the Optional Redemption Date (unless the Company fails to pay the Optional Redemption Price, in which case a Holder of Notes may convert such Notes until the Business Day immediately preceding the date on which the Optional Redemption Price has been paid or duly provided for);

(vii)the Conversion Rate and, if applicable, the number of Additional ADSs added to the Conversion Rate in accordance with Section 14.03;

(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and

(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed, and that upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

Simultaneously with providing such notice of redemption, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time.

(b)An Optional Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Optional Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Business Days prior to the date the Optional Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate and a Company Order requesting that the Trustee give such Optional Redemption Notice together with the Optional Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Optional Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice or any defect in the Optional Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note. If the Company decides to redeem fewer than all of the outstanding Notes, Notes will be selected to be redeemed (in principal amounts of US$1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and, in the case of a Global Note, in accordance with, and subject to, DTC’s applicable procedures. However, the Company will not call less than all of the outstanding Notes for Optional Redemption unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related Redemption Notice over the aggregate principal amount of Notes set forth in such Optional Redemption Notice as being subject to Optional Redemption is at least US$150.0 million.

(c)If a portion of a Holder’s Note is selected for partial redemption and such Holder converts a portion of such Note, the converted portion shall be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

(d)With respect to any Notes that are converted in connection with an Optional Redemption the Company will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs as described in Section 14.03. If the Company elects to redeem less than all of the outstanding Notes, then the Company will not increase the Conversion Rate with respect to the Notes not called for Optional Redemption, and Holders of the Notes not called for Optional Redemption will not be entitled to an increased Conversion rate for such Notes as described above on account of the Optional Redemption, except to the limited extent described further below.

(e)If the Company elects to redeem less than all of the outstanding Notes pursuant to an Optional Redemption, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the close of business on the 45th Scheduled Trading Day (or, if the Company irrevocably elects Physical Settlement for all conversions with a Conversion Date that occurs on or after the related date the Company send the Optional Redemption Notice and on or before the second Scheduled Trading Day immediately preceding the related Optional Redemption Date, the tenth calendar day) immediately before the relevant Optional Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Optional Redemption for purposes of Section 17.01 and Section 14.03.

Section 17.03Payment of Notes Called for Optional Redemption .

(a)If any Optional Redemption Notice has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the Optional Redemption Date at the place or places stated in the Optional Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Optional Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Optional Redemption Price.

(b)Prior to 10:00 a.m., New York City time on the Optional Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash in immediately available funds, sufficient to pay the Optional Redemption Price of all of the Notes to be redeemed on such Optional Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to Company any funds in excess of the Optional Redemption Price.

Section 17.04Restrictions on Optional Redemption. No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 18

CLEANUP REDEMPTION

Section 18.01Cleanup Redemption. The Company may at its option redeem for cash all but not part of the Notes at any time, on a redemption date (the “Cleanup Redemption Date”), if less than 10% of the aggregate principal amount of Notes originally issued remains outstanding at such time (for the avoidance of doubt, including all Notes previously surrendered to the Company pursuant to Section 14.13 (Exchange In Lieu Of Conversion) (such redemption, a “Cleanup Redemption”)).

Section 18.02Notice of Cleanup Redemption. In the case of any Cleanup Redemption, the Company shall give the Trustee, the Conversion Agent (if other than the Trustee) and each Holder of the Notes not less than 50 Scheduled Trading Days’ but no more than 70 Scheduled Trading Days’ written notice (a “Cleanup Redemption Notice”) prior to the Cleanup Redemption Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed (the “Cleanup Redemption Price”), plus accrued and unpaid interest, if any, to, but excluding, the Cleanup Redemption Date (unless the Cleanup Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, to the holder of record as of the close of business on such Regular Record Date, and the Cleanup Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Cleanup Redemption Date must be a Business Day. The Company may not specify a Cleanup Redemption Date that falls on or after the 40th Scheduled Trading Day immediately preceding the Maturity Date. The Company shall send to each Holder written Cleanup Redemption Notice containing certain information set forth in this Indenture, including:

(i)	the Cleanup Redemption Date;

(ii)the Cleanup Redemption Price;

(iii)the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Cleanup Redemption Notice and before the close of business on the second Scheduled Trading Day immediately before the related Cleanup Redemption Date;

(iv)that on the Cleanup Redemption Date, the Redemption Price will become due and payable for each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Cleanup Redemption Date unless the Company defaults in the payment of the Redemption Price;

(v)the place or places where the Notes subject to such redemption are to be surrendered for payment of the Redemption Price;

(vi)that Holders may surrender Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the Cleanup Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder of Notes may convert such Notes until such later date on which the Redemption Price has been paid or duly provided for);

(vii)the Conversion Rate and, if applicable, the number of Additional ADSs added to the Conversion Rate in accordance with Section 14.03;

(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and

(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed, and that upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

Simultaneously with providing such notice of redemption, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time.

A Cleanup Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Cleanup Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Business Days prior to the date the Cleanup Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate and a Company Order requesting that the Trustee give such Cleanup Redemption Notice together with the Cleanup Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Cleanup Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Cleanup Redemption Notice or any defect in the Cleanup Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Cleanup Redemption of any other Note. With respect to any Notes that are converted in connection with Cleanup Redemption, the Company will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs as described in Section 14.03.

Section 18.03Restrictions on Cleanup Redemption. No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Cleanup Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.01Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 19.03Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being delivered in person, transmitted by Electronic Means or deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to:

GDS Holdings Limited

2/F – Tower 2

Youyou Century Place

428 South Yanggao Road

Pudong, Shanghai 200127

Attention: Daniel Newman, Chief Financial Officer

Email: Dan.newman@gds-services.com

Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served in person, transmitted by email or deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office with a copy to:

The Bank of New York Mellon, as Trustee

240 Greenwich Street

New York, NY 10286

United States of America

Attention: Global Corporate Trust – GDS Holdings Limited

With a copy to:

The Bank of New York Mellon, Hong Kong Branch
Level 26, Three Pacific Place
1 Queen’s Road East
Hong Kong Attention: Global Corporate Trust
E-mail: honctrmta@bny.com

All notices and other communications under this Indenture shall be in writing in English.

So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by the Depositary, notices to Holders may be given by delivery of the relevant notice to the Depositary by electronic mail (with portable document format attached) for all purposes hereunder.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee and the Agents shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and the Agents an Authorization Certificate listing the authorized officers and containing specimen signatures of such authorized officers, which Authorization Certificate shall be amended by the Company whenever a person is to be added or deleted from the list. If the Company elects to give the Trustee and the Agents Instructions using Electronic Means and the Trustee and the Agents in their discretion elect to act upon such Instructions, the Trustee’s and the Agents’ understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Agents cannot determine and shall have no duty or obligation to verify the identity of the actual sender of such Instructions and that the Trustee and the Agents shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the Authorization Certificate provided to the Trustee and the Agents have been sent by such authorized officer. The Company shall be responsible for ensuring that only authorized officers transmit such Instructions to the Trustee and the Agents and that the Company and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee and the Agents shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and the Agents’ reliance upon and compliance with such Instructions notwithstanding such Instructions’ conflict or inconsistency with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee and the Agents acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Agents immediately upon learning of any compromise or unauthorized use of the security procedures.

The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee and the Agents using Electronic Means pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee and the Agents for the purposes of this Indenture.

Section 19.04Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case, located in the City of New York, New York (collectively, the “specified courts”) and the Company, the Trustee and each Holder (by its acceptance of any Note) hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the specified courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.05Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Cogency Global Inc. as its authorized agent in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

GDS Holdings Limited

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor,

New York, New York 10168,

U.S.A.

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 19.06Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

(a)Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Trustee shall be entitled to receive:

(i)an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)an Opinion of Counsel stating that, in the opinion of such counsel, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and such action is permitted by the terms of this Indenture.

(b)Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion; and

(iv)a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with or such action is permitted by the terms of this Indenture, as the case may be.

Notwithstanding anything to the contrary in this Section 19.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 19.07Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Repurchase Date, Redemption Date or Maturity Date is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Redemption Date or Maturity Date and solely for purposes of this Section 19.07, shall also not include days in which the office where the place of payment in the continental United States is authorized or required by law to close), then such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Redemption Date or Maturity Date, as applicable, will not be postponed but any action (which shall be limited to solely any payment action in the case the immediately preceding parenthetical applies) to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

Section 19.08No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 19.09Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.10Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.11Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by email transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by email shall be deemed to be their original signatures for all purposes.

Section 19.12Judgment Currency. The Company agrees to indemnify any party against any loss incurred by such party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 19.13Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.14Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND THE HOLDERS BY ACCEPTING THE NOTES IRREVOCABLY WAIVE,TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 19.15Force Majeure. In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes or labor disputes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.16Calculations. The Company shall be responsible for making all calculations called for under the Notes, including in connection with a conversion. These calculations include, but are not limited to, determinations of the ADS Price, the Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest or Additional Amounts payable on the Notes, the number of Additional ADSs to be added to the Conversion Rate upon a Make-Whole Fundamental Change, a Tax Redemption or an Optional Redemption, if any, the Redemption Price and the Conversion Rate of the Notes and any adjustments thereto. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the prior written request and satisfactory proof of holding of that Holder at the sole cost and expense of the Company.

Section 19.17USA PATRIOT Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 19.18Sanctions. The Company covenants and represents that:

(a)neither it nor any of its Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union or HM Treasury (collectively “Sanctions”); and

(b)neither it nor any of its Affiliates, Subsidiaries, directors or officers will use any payments made pursuant to the Indenture, (i) to fund or facilitate any prohibited activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any prohibited activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GDS HOLDINGS LIMITED

By:	/s/ William Wei Huang
	Name:	William Wei Huang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Qihan Jiang
	Name:	Qihan Jiang
	Title:	Vice President

Signature Page to Indenture

EXHIBIT a

FORM OF FACE OF NOTE

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2 OF THE INDENTURE HEREINAFTER REFERRED TO.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’’), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER”‘ (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF GDS HOLDINGS LIMITED (THE “COMPANY”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) OR (2)(E) ABOVE, THE COMPANY, THE ADS DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT ) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION HEREOF, IF ANY, AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR DELIVERABLE IN LIEU THEREOF, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.]

GDS HOLDINGS LIMITED

2.25% Convertible Senior Note due 2032

No. [ ][Initially]1 US$[ ]

CUSIP No. 36165L AC2

ISIN No. US36165LAC28

GDS Holdings Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [ ]2, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]3 [of US$[ ]]4, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$550,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 1, 2032, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.25% per year from May 30, 2025, or from the most recent date on which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2032. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2025, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) and Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus 1.00%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and its agency, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, ADSs or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. A Holder may elect to receive ordinary shares in lieu of any ADSs deliverable upon conversion. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	Include if a Global Note.
[2]	Include if a Physical Note.
[3]	Include if a Global Note.
[4]	Include if a Physical Note

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GDS HOLDINGS LIMITED

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

The Bank of New York Mellon, as Trustee, certifies that
this is one of the Notes described in the within-named
Indenture.

By:
Authorized Officer

FORM OF REVERSE OF NOTE

GDS HOLDINGS LIMITED

2.25% Convertible Senior Note due 2032

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.25% Convertible Senior Notes due 2032 (the “Notes”), limited to the aggregate principal amount of US$550,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 30, 2025 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In the case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the principal amount on the Maturity Date, the Repurchase Date, the Redemption Date and the Fundamental Change Repurchase Date, as the case may be, to the Holder who surrenders a Note to the Trustee to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by or on behalf of the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium, if any, and payments of interest, including any Additional Interest (but excluding, for the avoidance of doubt, any payments or deliveries that are made upon conversion of the Notes, whether made in cash, ADSs, ordinary shares or other consideration (including any payments of cash for any fractional ADS or other consideration)), to ensure that the net amount received by the beneficial owners of the Notes after any applicable withholding, deduction or reduction for, or on account of, Applicable Taxes (and after deducting any Applicable Taxes imposed by the Relevant Taxing Jurisdiction on the Additional Amounts) will equal the amounts that would have been received by such beneficial owners had no such withholding, deduction or reduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive, subject to certain exceptions, any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs (including ordinary shares in lieu thereof), as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or the Trustee, with payment of a sum sufficient to cover any transfer tax or other similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances relating to changes in tax laws specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples of US$1,000 in excess thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$1,000 or integral multiples of US$1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at such Holder’s option, prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is US$1,000 principal amount of Notes or an integral multiple of US$1,000 in excess thereof, into cash, ADSs or a combination of cash and ADSs, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The Holders may elect to receive ordinary shares in lieu of any ADSs deliverable upon conversion. Any ordinary shares deliverable in lieu of any ADSs will be, prior to the Resale Restriction Termination Date, subject to certain transfer restrictions as set forth in the Indenture and as imposed by the Hong Kong Share Registrar and will not be able to be deposited into CCASS until such restrictions are removed. Pursuant to the terms of the Deposit Agreement and the Restricted Issuance Agreement, the ADS Depositary will not accept the surrender of any restricted ADSs for the purpose of withdrawal of the ordinary shares represented thereby prior to the Resale Restriction Termination Date.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Schedule A5

SCHEDULE OF EXCHANGES OF NOTES

GDS HOLDINGS LIMITED

2.25% Convertible Senior Notes due 2032

The initial principal amount of this Global Note is [] UNITED STATES DOLLARS (US$[]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

[5]	Include if a global note.

ATTACHMENT 1

FORM OF NOTICE OF CONVERSION

To:	GDS HOLDINGS LIMITED

JPMorgan Chase Bank, N.A., as ADS Depositary

The Bank of New York Mellon, as Conversion Agent

The undersigned [holder of this Note]6 [beneficial owner of Notes in the aggregate principal amount of [______________]]7 (bearing CUSIP: __________________ and ISIN: __________________)8 hereby exercises the option to convert that Note or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, into cash, ADSs (or any ordinary shares in lieu thereof) or a combination of cash and ADSs (or any ordinary shares in lieu thereof), as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and/or ADSs (or any ordinary shares in lieu thereof) deliverable upon such conversion, together with any cash payable for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the holder hereof unless a different name has been indicated below. Terms defined in the [Deposit Agreement, Restricted Issuance Agreement or]9 the Indenture referred to in this Notice are used herein as so defined. If any ADSs (or any ordinary shares in lieu thereof) or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay any documentary, stamp, issue, transfer or similar tax (including any penalties and interest related thereto), if any, due because the undersigned requests such ADSs (or such ordinary shares in lieu thereof) or such portion of this Note to be issued in a name other than the undersigned, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Notice. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

[In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company and the ADS Depositary that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the date hereof.]10

In the event that there is any ADSs deliverable upon the conversion of this Note, the undersigned (please select one; if no election is made, the undersigned is deemed to elect NOT to receive any ordinary shares in lieu of such ADSs):

☐	elects to receive ordinary shares in lieu of such ADS through CCASS (which election is only available if this Note is NOT a Restricted Security);
☐	elects to receive ordinary shares in lieu of such ADS in certificated form outside of CCASS; or
☐	does NOT elect to receive any ordinary shares in lieu of such ADS.

[6]	Insert in case of a conversion of a certificated note.
[7]	Insert if the holder is a beneficial owner of a Note in a global form and elects to settle the conversion in ordinary shares deliverable in lieu of any ADSs upon conversion.
[8]	Converting bondholder to fill in the security identifiers of the series of Notes being converted.
[9]	Delete if the holder is a beneficial owner of a Note in a global form and elects to settle the conversion in ordinary shares deliverable in lieu of any ADSs upon conversion.
[10]	Delete if the holder is an affiliate of the Company.

[The undersigned further certifies:

1.The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2.The undersigned is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) acting for its own account or for the account of one or more qualified institutional buyers and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the ADSs (or any ordinary shares in lieu thereof) to be received upon conversion of the Notes.]11

3.The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

4.[The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, prior to the Resale Restriction Termination Date, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security or deliverable in lieu thereof) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof or any transfer restriction as imposed by the Hong Kong Share Registrar, if applicable.]12

[If the undersigned does NOT elect to receive ordinary shares deliverable in lieu of ADSs, the undersigned hereby instructs the ADS Depositary to register the ADSs in the name of:

1.	Name of Beneficial Owner to receive ADSs (English):

2.	Address of Beneficial Owner to receive ADSs (English):

3.	Name of Registered Holder of the ADSs (English):

4.	Number of ADSs to be issued:

5.	Beneficial Owner’s Tax ID Number:

6.	Contact Name and Tel No/email address:

]13

[If the undersigned does NOT elect to receive ordinary shares deliverable in lieu of ADSs, the undersigned instructs the Depositary to deliver the ADSs to the following account:

ADS Receiving Broker ( * are mandatory fields):

a) DTC Broker Name*:

b) DTC Broker’s Participant Account with DTC *:

c) DTC Broker Contact Name:

[11]	Include if a Restricted Security.
[12]

Include if a Restricted Security; not applicable if the holder is a beneficial owner of a Note in a global form and elects to settle the conversion in ordinary shares deliverable in lieu of any ADSs upon conversion.

[13]	Include if a Restricted Security that is not DTC eligible .

d) DTC Broker Contact Tel No/email:

e) Beneficial Owner’s Account # with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:

Local Broker Sub-Account # with DTC Broker*:

Local Broker Contact Name:

Local Broker Contact Tel No/email:

ADS Delivering Party:

Name:	JPMorgan Chase Bank, N.A.

DTC Account:	0923

[If the undersigned elects to receive the ordinary shares deliverable in lieu of the ADSs through CCASS*, the undersigned instructs the Company to deliver the ordinary shares to the following account:

a) CCASS Account:

*Delivery of ordinary shares is subject to applicable law and the rules and procedures of CCASS.  Holders should contact their relevant CCASS custodian participant for information on the delivery procedures. ] 14

Wire Payment Instructions

[ ● ]

For any ADS settlement inquiries, please contact [ ● ]:

Tel: [ ● ]
Email: [ ● ]

For any ordinary shares settlement inquiries, please contact:

Computershare Hong Kong Investor Services Limited

[ ● ]

[14]	Include bracketed language if (i) the Note being converted is not a Restricted Security; and (ii) the Holder elects to receive ordinary shares in lieu of the ADSs deliverable upon conversion.

Dated:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): US$[ ● ],000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	GDS HOLDINGS LIMITED

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GDS Holdings Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Dated:

Signatures(s)

Signature Guarantee	Wire Instructions

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address	Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$[ ● ],000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

To:GDS HOLDINGS LIMITED

THE BANK OF NEW YORK MELLON, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GDS Holdings Limited (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s):

Wire Instructions
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15

Dated:

Signatures(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): US$[ ● ],000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

FORM OF ASSIGNMENT AND TRANSFER

For value received [ ● ] hereby sell(s), assign(s) and transfer(s) unto [ ● ] (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints [ ● ] attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

◻To GDS Holdings Limited or a subsidiary thereof; or

◻Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

◻Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

◻Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF AUTHORIZATION CERTIFICATE

GDS Holdings LIMITED

Authorization Certificate

I, William Wei Huang, as Chief Executive Officer of GDS Holdings Limited (the “Company”), hereby certify that:

Daniel Newman has been duly appointed as Chief Financial Officer of the Company, and William Wei Huang has been duly appointed as the Chief Executive Officer of the Company;

the specimen signature of each individual appearing opposite his name below is the true and genuine signature of each such individual;

each such individual is duly authorized to execute and deliver on behalf of the Company (i) the Indenture, dated as of May 30, 2025, between the Company and The Bank of New York Mellon , as Trustee, (ii) the Company’s 2.25% Convertible Senior Notes due 2032 in the aggregate principal amount of US$550,000,000 (the “Notes”), and (iii) any other documents or certificates delivered or to be delivered in connection with the offering of the Notes; and

each such individual has the authority to provide written direction / confirmation and execute documents to be delivered to, or upon the request of, The Bank of New York Mellon, as Trustee, Securities Custodian, Registrar, Paying Agent and Conversion Agent under the Indenture between the Company and The Bank of New York Mellon, dated as of May 30, 2025.

Authorized Officers:

Name	Title	Signature	Phone Number

William Wei Huang	Chief Executive Officer

Daniel Newman	Chief Financial Officer

IN WITNESS WHEREOF, I have hereunto signed my name this [ ● ][th] day of May, 2025

By.
Name: William Wei Huang
Title: Chief Executive Officer